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                                                                     EXHIBIT 4.4


                                [EXECUTION COPY]


               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
                         dated as of December 13, 1995,

                                     between

                     THRIFTY CAR RENTAL FINANCE CORPORATION,
                                 as Lessor, and

                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                             as Lessee and Servicer
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.  CERTAIN DEFINITIONS..............................................  1
         Section 1.1.  Certain Definitions...................................  1
         Section 1.2.  Accounting and Financial Determinations...............  1
         Section 1.3.  Cross References; Headings............................  2
         Section 1.4.  Interpretation........................................  2

SECTION 2.  GENERAL AGREEMENT................................................  2
         Section 2.1.  Leasing of Vehicles...................................  3
         Section 2.2.  Right of Lessee to Act as Lessor's Agent..............  4
         Section 2.3.  Payment of Purchase Price by Lessor...................  4
         Section 2.4.  Non-liability of Lessor...............................  5

SECTION 3.  TERM.............................................................  6
         Section 3.1.  Vehicle Lease Commencement Date.......................  6
         Section 3.2.  Lease Commencement Date...............................  6

SECTION 4.  CONDITIONS PRECEDENT.............................................  6
         Section 4.1.  No Default............................................  6
         Section 4.2.  Limitations of the Acquisition of Certain
                       Vehicles..............................................  6

SECTION 5.  RENT AND CHARGES.................................................  7
         Section 5.1.  Payment of Rent.......................................  7
         Section 5.2.  Payment of Availability Payment.......................  7
         Section 5.3.  Payment of Monthly Supplemental Payments..............  7
         Section 5.4.  Payment of Termination Payments, Casualty
                       Payments, and Late Return Payments....................  8
         Section 5.5.  Late Payment..........................................  8

SECTION 6.  INSURANCE........................................................  8
         Section 6.1.  Fleet Insurance.......................................  8
         Section 6.2.  Information...........................................  8

SECTION 7.  CASUALTY OBLIGATION..............................................  8

SECTION 8.  VEHICLE USE......................................................  9

SECTION 9.  REGISTRATION; LICENSE; TRAFFIC SUMMONSES;
             PENALTIES AND FINES............................................. 10

SECTION 10. MAINTENANCE AND REPAIRS.......................................... 11

SECTION 11. VEHICLE WARRANTIES............................................... 11


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                                                                            Page
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SECTION 12.  PROGRAM VEHICLE USAGE REQUIREMENTS AND
              DISPOSITION.................................................... 12
         Section 12.1.  Usage................................................ 12
         Section 12.2.  Disposition Procedure................................ 12
         Section 12.3.  Termination Payments................................. 12

SECTION 13.  LATE RETURN PAYMENTS............................................ 13

SECTION 14.  REDESIGNATION OF VEHICLES....................................... 13

SECTION 15.  GENERAL INDEMNITY............................................... 14
         Section 15.1.  Indemnity of the Lessor.............................. 14
         Section 15.2.  Indemnification of the Trustee....................... 16
         Section 15.3.  Reimbursement Obligation by the Lessee............... 16
         Section 15.4.  Notice to Lessee of Claims........................... 17
         Section 15.5.  Defense of Claims.................................... 17

SECTION 16.  ASSIGNMENT...................................................... 17

SECTION 17.  DEFAULT AND REMEDIES THEREFOR................................... 18
         Section 17.1.  Events of Default.................................... 18
         Section 17.2.  Effect of Lease Event of Default..................... 19
         Section 17.3.  Rights of Lessor Upon Lease Event of
                          Default............................................ 19
         Section 17.4.  Measure of Damages................................... 20
         Section 17.5.  Application of Proceeds.............................. 21

SECTION 18.  MANUFACTURER EVENTS OF DEFAULT.................................. 22

SECTION 19.  CERTIFICATION OF TRADE OR BUSINESS USE.......................... 22

SECTION 20.  SURVIVAL........................................................ 23

SECTION 21.  RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL
              AGENT AND TRUSTEE.............................................. 23

SECTION 22.  MODIFICATION AND SEVERABILITY................................... 25

SECTION 23.  CERTAIN REPRESENTATIONS AND WARRANTIES.......................... 25
         Section 23.1.  Due Organization, Authorization, No
                          Conflicts, Etc..................................... 25
         Section 23.2.  Financial Information; Financial Condition........... 25
         Section 23.3.  Litigation........................................... 26
         Section 23.4.  Liens................................................ 26
         Section 23.5.  Necessary Actions.................................... 26
         Section 23.6.  Employee Benefit Plans............................... 27
         Section 23.7.  Investment Company Act............................... 27
         Section 23.8.  Regulations G, T, U and X............................ 28


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                                                                            Page
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         Section 23.9.  Business Locations; Trade Names; Principal
                          Places of Business Locations....................... 28
         Section 23.10. Taxes................................................ 28
         Section 23.11. Governmental Authorization........................... 28
         Section 23.12. Compliance with Laws................................. 28
         Section 23.13. Eligible Vehicles; Eligible Franchisees.............. 29
         Section 23.14. Supplemental Documents True and Correct.............. 29

SECTION 24.  CERTAIN AFFIRMATIVE COVENANTS................................... 29
         Section 24.1.  Corporate Existence; Foreign Qualification........... 29
         Section 24.2.  Books, Records and Inspections....................... 29
         Section 24.3.  Vehicle Disposition Programs......................... 30
         Section 24.4.  Reporting Requirements............................... 30
         Section 24.5.  Taxes and Liabilities................................ 35
         Section 24.6.  Compliance with Laws................................. 36
         Section 24.7.  Maintenance of Separate Existence.................... 36
         Section 24.8.  Master Collateral Agent as Lienholder................ 36
         Section 24.9.  Maintenance of Property.............................. 36
         Section 24.10. Access to Certain Documentation and
                          Information Regarding the Collateral............... 36

SECTION 25.  CERTAIN NEGATIVE COVENANTS...................................... 38
         Section 25.1.  Mergers, Consolidations.............................. 38
         Section 25.2.  Other Agreements..................................... 38
         Section 25.3.  Liens................................................ 38
         Section 25.4.  Use of Vehicles...................................... 39
         Section 25.5.  Acquisition and Financing of Vehicles................ 39

SECTION 26.  SERVICING COMPENSATION.......................................... 39

SECTION 27.  BANKRUPTCY PETITION AGAINST LESSOR.............................. 40

SECTION 28.  SUBMISSION TO JURISDICTION...................................... 41

SECTION 29.  GOVERNING LAW................................................... 41

SECTION 30.  JURY TRIAL...................................................... 42

SECTION 31.  NOTICES......................................................... 42

SECTION 32.  HEADINGS........................................................ 42

SECTION 33.  EXECUTION IN COUNTERPARTS....................................... 42

SECTION 34.  EFFECTIVENESS................................................... 43


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SCHEDULES AND ATTACHMENTS

Schedule 1      Litigation Claims
Schedule 2      Pension Plans
Schedule 3      Business Locations
Schedule 4      Liens
ATTACHMENT A-1  Information on Existing Fleet
ATTACHMENT A-2  Vehicle Acquisition Schedule
ATTACHMENT B    Form of Power of Attorney
ATTACHMENT C    Form of Certification of Trade or Business Use


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               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

      This Master Motor Vehicle Lease and Servicing Agreement (the "Base Lease" and, as supplemented by the Lease Annexes, this "Agreement" or "Lease"), dated as of December 13, 1995, by and between THRIFTY CAR RENTAL FINANCE CORPORATION, an Oklahoma corporation (the "Lessor"), and THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), in its capacity as lessee (the "Lessee") and as servicer (the "Servicer").

                              W I T N E S S E T H:

      WHEREAS, the Lessor (such capitalized term, together with all other capitalized terms used herein, shall have the meaning assigned thereto in
Section 1) intends to refinance the Existing Fleet and to purchase, and finance the purchase of, additional Eligible Vehicles from one or more Manufacturers with the proceeds obtained by the issuance of its Rental Car Asset Backed Notes and with certain other funds; and

      WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, Vehicles for use in the Lessee's business of subleasing Vehicles to Eligible Franchisees;

      NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      SECTION 1. CERTAIN DEFINITIONS.

      Section 1.1. Certain Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List, attached as Schedule 1 to the Base Indenture, dated as of December 13, 1995 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Base Indenture"), between Thrifty Finance and Bankers Trust Company, as trustee, as in effect on the date hereof and as such Schedule 1 may be amended, supplemented or modified from time to time in accordance with the terms of the Base Indenture (the "Definitions List").

      Section 1.2. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in

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this Agreement, in accordance with GAAP. When used herein, the term "financial statement" shall include the notes and schedules thereto.

      Section 1.3. Cross References; Headings. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Annex, Section, Schedule and Exhibit references contained in this Agreement are references to Annexes, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

      Section 1.4. Interpretation. In this Agreement, unless the context otherwise requires:

            (a) the singular includes the plural and vice versa;

            (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

            (c) reference to any gender includes the other gender;

            (d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

            (e) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term;

            (f) "or" is not exclusive;

            (g) provisions apply to successive events and transactions; and

            (h) with respect to the determination of any period of time, "from" means "from and including" and "to" and "through" mean "to but excluding".

      SECTION 2. GENERAL AGREEMENT. (a) As specified in the Lease Annexes, the Lessee and the Lessor intend that this Agreement be (i) an operating lease with respect to the Acquired


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Vehicles and (ii) a financing arrangement with respect to the Financed Vehicles.

      (b) If, notwithstanding the intent of the parties to this Agreement, this Agreement is deemed by any court, tribunal, arbitrator or other adjudicative authority in any proceeding (each, a "Court") to constitute a financing arrangement or otherwise not to constitute a "true lease" with respect to the Acquired Vehicles, then it is the intention of the parties that this Agreement together with the Master Collateral Agency Agreement, as such agreements apply to the Acquired Vehicles, shall constitute a security agreement under applicable law, and it is the intention of the parties that this Agreement together with the Master Collateral Agency Agreement, as such agreements apply to the Financed Vehicles, shall in all events constitute a security agreement under applicable law. The Lessee hereby acknowledges that it has granted to the Master Collateral Agent, pursuant to the Master Collateral Agency Agreement, for the benefit of the Trustee, a first priority security interest in all of Thrifty's right, title and interest in and to the Thrifty Master Collateral (as defined therein) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of the Lessee to the Lessor and the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including interest accruing after the Lease Expiration Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding), which may arise under, out of, or in connection with, this Agreement and any other document made, delivered or given in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees and disbursements of counsel to the Lessor or the Trustee that are required to be paid by the Lessee pursuant to the terms hereof).

      Section 2.1. Leasing of Vehicles. From time to time, subject to the terms and conditions hereof, the Lessor agrees to lease to the Lessee and the Lessee agrees to lease from the Lessor the Existing Fleet and each additional Acquired Vehicle or Financed Vehicle identified in Vehicle order summaries (each, a "Vehicle Order") produced from time to time by the Lessee, listing Vehicles ordered by the Lessee from Eligible Manufacturers, for itself or as agent for the Lessor, pursuant to the terms of any applicable Eligible Vehicle Disposition Programs or otherwise. The Lessor shall, subject to Section 4 and to compliance with the terms of the Indenture, make available to the Lessee under this Lease financing for Financed Vehicles (other than Texas Vehicles) in an aggregate amount, and Acquired Vehicles and Texas Vehicles for lease to the Lessee hereunder in


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an aggregate Net Book Value, which collectively shall not exceed the Maximum
Lease Commitment. The Lessee shall make available to the Lessor (a) a schedule as set forth in Attachment A-1 hereto containing information concerning the Existing Fleet of a scope agreed upon by the Lessor and the Lessee, and (b) if requested by the Lessor, each Vehicle Order, together with a schedule containing the information with respect to the Vehicles included within such Vehicle Order as is set forth in Attachment A-2 hereto, or in such form as is otherwise requested by the Lessor (each, a "Vehicle Acquisition Schedule"). In addition, the Lessee shall provide such other information regarding such Vehicles as the Lessor may reasonably require from time to time. The Lessor shall lease to the Lessee, and the Lessee shall lease from the Lessor, only Vehicles that are Eligible Vehicles. This Agreement, together with the Vehicle Disposition Programs and other incentive programs relating to the Vehicles and any other related documents attached to this Agreement or submitted with a Vehicle Order (collectively, the "Supplemental Documents"), will constitute the entire agreement regarding the leasing of Vehicles by the Lessor to the Lessee.

      Section 2.2. Right of Lessee to Act as Lessor's Agent. The Lessor agrees that the Lessee may act as the Lessor's agent in placing Vehicle Orders on behalf of the Lessor, as well as filing claims on behalf of the Lessor for damage in transit, and other Manufacturer delivery claims related to the Vehicles leased hereunder; provided, however, that the Lessor may hold the Lessee liable for losses due to the Lessee's actions in performing as the Lessor's agent hereunder. In addition, the Lessor agrees that the Lessee may make arrangements for delivery of Vehicles to a location selected by the Lessee at the Lessee's expense. The Lessee or any Sublessee, as applicable, may accept or reject Eligible Vehicles upon delivery in accordance with the Lessee's customary business practices, and any Eligible Vehicle, if rejected, will be deemed a Casualty hereunder. The Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Eligible Vehicle to the Manufacturer thereof pursuant to the preceding sentence. The Lessee agrees that all vehicles ordered as provided herein shall be Eligible Vehicles and shall be ordered utilizing the procedures consistent with the applicable Vehicle Disposition Program or any guidelines of the Manufacturer for the ordering or purchasing of Non-Program Vehicles, in each case as and to the extent applicable.

      Section 2.3. Payment of Purchase Price by Lessor. Upon receipt of the Manufacturer's invoice and certificate of origin in respect of any Vehicle, the Lessor or its agent shall pay or cause to be paid to the dealer or the related Manufacturer, as applicable, the costs and expenses incurred in connection with the acquisition of such Vehicle under the applicable Vehicle


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Disposition Program (in the case of a Program Vehicle) or otherwise (in the case of a Non-Program Vehicle) as established by the invoice of the dealer or the Manufacturer, as the case may be (the "Initial Acquisition Cost"), for such Vehicle and the Lessee shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle to the extent that the same have not been included within the Initial Acquisition Cost; provided that solely in the case of the Existing Fleet, the Lessor shall pay to Chrysler Credit Corporation on the Lease Commencement Date an amount equal to the aggregate Net Book Value as of the Lease Commencement Date of the Existing Fleet.

      Section 2.4. Non-liability of Lessor. The Lessor shall not be liable to the Lessee for any failure or delay in obtaining Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND THE LESSEE, ACCEPTANCE FOR LEASE OF THE VEHICLES SHALL CONSTITUTE THE LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT THE LESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT THE VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE LESSEE, THAT THE LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER, AN AGENT OF THE MANUFACTURER OR OTHERWISE ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, CAPABILITY, WORKMANSHIP, DURABILITY OR SUITABILITY OF THE VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF THE LESSEE, OR ANY WARRANTY THAT THE LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO AND AS BETWEEN THE LESSOR AND THE LESSEE, THE LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. THE LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, THE LESSEE LEASES THE LEASED VEHICLES "AS IS." The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Agreement, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor's direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, WHETHER RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, OR OTHERWISE, AND THERE SHALL BE NO ABATEMENT OF RENT BECAUSE OF THE SAME.


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      SECTION 3. TERM.

      Section 3.1. Vehicle Lease Commencement Date. The "Vehicle Lease Commencement Date" shall mean, (i) for each Vehicle in the Existing Fleet, the Closing Date for the first Series of Notes issued under the Indenture, and (ii) for each other Vehicle, the date referenced in the Vehicle Acquisition Schedule with respect to such Vehicle, which in no event shall be later than the date that funds are expended by the Lessor to acquire or finance the acquisition of such Vehicle. A vehicle shall be deemed hereunder to be a Vehicle leased under the Lease on each day during the period (the "Vehicle Term") from and including the Vehicle Lease Commencement Date to but excluding the Vehicle Lease Expiration Date.

      Section 3.2. Lease Commencement Date. The "Lease Commencement Date" shall mean the Closing Date for the first Series of Notes issued under the Indenture. The "Lease Expiration Date" shall mean the later of (i) the date of the payment in full of all Series of Notes and all outstanding Carrying Charges and (ii) the Vehicle Lease Expiration Date for the last Vehicle subject to lease by the Lessee hereunder. The "Term" of this Agreement shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

      SECTION 4. CONDITIONS PRECEDENT. The agreement of the Lessor to make available any Acquired Vehicle for lease to the Lessee, and to make available Texas Vehicles or financing for the acquisition of any other Financed Vehicle (other than Vehicles in the Existing Fleet) for lease to the Lessee upon the Lessee's placement of a Vehicle Order, for itself or as agent of the Lessor, is subject to the terms and conditions of the Indenture and subject to the satisfaction of the following conditions precedent as of the Vehicle Lease Commencement Date for such Vehicle:

      Section 4.1. No Default. No Lease Event of Default or Amortization Event shall have occurred and be continuing on such date.

      Section 4.2. Limitations of the Acquisition of Certain Vehicles. Unless otherwise specified in the related Series Supplement or unless waived by the Required Noteholders as specified in the related Series Supplement, (a) the quotient (expressed as a percentage) obtained by dividing (x) the aggregate Net Book Value of all Non-Program Vehicles (or such portion thereof as is specified in the related Series Supplement) leased under this Lease as of such date (after giving effect to the inclusion of such Vehicle under the Lease) by (y) the Aggregate Asset Amount (or such portion thereof as is specified in the related Series Supplement) as of such date (after giving


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effect to the inclusion of such Vehicle under the Lease), shall not exceed any applicable Maximum Non-Program Percentage, (b) the quotient (expressed as a percentage) obtained by dividing (x) the aggregate Net Book Value of all Program Vehicles or Non-Program Vehicles, as the case may be (or such portion thereof as is specified in the related Series Supplement), manufactured by any Manufacturer and leased under this Lease as of such date (after giving effect to the inclusion of such Vehicle under the Lease) by (y) the Aggregate Asset Amount (or such portion thereof as is specified in the related Series Supplement) as of such date (after giving effect to the inclusion of such Vehicle under the Lease) shall not exceed any applicable Maximum Manufacturer Percentage, (c) any excess of such quotients over any applicable Maximum Non-Program Percentage or Maximum Manufacturer Percentage, as described in clauses (a) and (b) above, shall not increase after giving effect to the inclusion of such Vehicle, if such an excess has occurred and is continuing on such date prior to giving effect to the inclusion of such Vehicle, and (d) after giving effect to the inclusion of such Vehicle under the Lease, there shall not be a failure or violation of any other conditions, requirements, or restrictions with respect to the leasing of Eligible Vehicles under the Lease as is specified in any related Series Supplement.

      SECTION 5. RENT AND CHARGES. The Lessee will pay Rent and certain other charges on a monthly basis as set forth in this Section 5:

      Section 5.1. Payment of Rent. On each Due Date, the Lessee shall pay to the Lessor the aggregate of all Rent that has accrued during the Related Month with respect to the Vehicles, as provided in the related Lease Annexes.

      Section 5.2. Payment of Availability Payment. On each Due Date, the Lessee shall pay to the Lessor an amount (the "Availability Payment") in respect of the unutilized portion of the Maximum Lease Commitment. "Availability Payment" with respect to each Due Date shall equal (a) the aggregate interest due on the Outstanding Notes of all Series as of the Payment Date next succeeding such Due Date, plus (b) an amount equal to all Carrying Charges for the Related Month, less (c) the sum of (i) any Monthly Variable Rent due on such Due Date, (ii) any Monthly Finance Rent due on such Due Date, and (iii) any earnings on Permitted Investments (less any portion thereof allocated to the Retained Interestholder) accruing through the Determination Date occurring prior to such Due Date and not included in the calculation of Availability Payments with respect to any prior Due Date.

      Section 5.3. Payment of Monthly Supplemental Payments. On each Due Date, the Lessee shall pay to the Lessor the Monthly


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Supplemental Payments that have accrued during the Related Month with respect to the Financed Vehicles, as provided in Sections 6 and 7 of Annex B.

      Section 5.4. Payment of Termination Payments, Casualty Payments, and Late Return Payments. On each Due Date, the Lessee shall pay to the Lessor all Termination Payments, Casualty Payments and Late Return Payments that have accrued with respect to the Acquired Vehicles, as provided in, respectively, Sections 7, 12.3 and 13.

      Section 5.5. Late Payment. In the event the Lessee fails to remit payment of any amount due under the Lease on or before the Due Date, the amount not paid will be considered delinquent and the Lessee will pay a late charge equal to the product of (a) the VFR plus 1%, times (b) the delinquent amount for the period from the Due Date to the date on which such delinquent amount is received by the Trustee, times (c) the actual number of days elapsed during such period divided by 360.

      SECTION 6. INSURANCE.

      Section 6.1. Fleet Insurance. The Lessee shall at all times maintain or cause to be maintained, with financially sound and reputable insurers, (a) personal injury and damage insurance with respect to the Vehicles, and (b) insurance with respect to properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. The Lessee may, in lieu of maintaining such insurance with insurers, self-insure.

      Section 6.2. Information. The Lessee shall, from time to time upon the Lessor's or the Trustee's reasonable request, deliver to the Lessor and the Trustee copies of certificates describing all insurance required by Section 6.1 which is then in effect.

      SECTION 7. CASUALTY OBLIGATION. If a Vehicle becomes a Casualty, then the Lessee shall (a) promptly notify the Lessor of such occurrence, and (b) in the case of an Acquired Vehicle, on the Due Date next succeeding the last day of the Related Month in which the Lessee obtains actual knowledge that such Vehicle has become a Casualty, pay to the Lessor an amount (a "Casualty Payment") equal to the Net Book Value of such Vehicle, calculated as of the first day of such Related Month. Upon payment by the Lessee to the Lessor in accordance herewith of the Casualty Payment for any Acquired Vehicle that has become a Casualty, (i) the Lessor shall cause title to such Vehicle to be


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transferred to the Lessee to facilitate liquidation of such Vehicle by the
Lessee, (ii) the Lessee shall be entitled to any physical damage insurance proceeds applicable to such Acquired Vehicle (if at such time the Lessee carries such insurance coverage), and (iii) the Lien of the Master Collateral Agent on such Vehicle shall be released thereby.

      SECTION 8. VEHICLE USE. So long as no Lease Event of Default has occurred, the Lessee may use Vehicles leased hereunder in the regular course of business of the Lessee, including, from time to time, subleasing such Vehicles to Eligible Franchisees pursuant to Lessee Agreements, including Subleases, used in the ordinary course of Lessee's business. Notwithstanding any such Lessee Agreement, the Lessee shall remain fully liable for its obligations under this Agreement and the other Related Documents (including any obligation hereunder or thereunder that it may cause any Franchisee to perform or fulfill). The Lessee shall cause all payments under the Lessee Agreements, to the extent such payments relate to vehicles comprising the Master Collateral, to be deposited directly into the Master Collateral Account, and upon the occurrence and during the continuance of a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default, the Servicer shall promptly specify to the Master Collateral Agent the allocation of such payments among Financing Sources. Vehicle use shall be confined primarily to the United States, with limited use outside the United States; provided, however, that the principal place of business or rental office of the Eligible Franchisee with respect to any Vehicles used outside the United States shall be located in the United States. The Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Master Collateral Agent, the Servicer or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Acquired Vehicles and the related Certificates of Title as against the Lessee or any third party in any applicable jurisdiction and to establish, perfect and maintain the Master Collateral Agent's lien on the Vehicles and the related Certificates of Title (other than recordation of liens with respect to the Existing Fleet) as a perfected lien in any applicable jurisdiction. The Lessee may, at the Lessee's sole expense, change the place of principal location of any Vehicles. After any such change of location, the Lessee shall take all actions necessary (i) to maintain the Lien of the Master Collateral Agent on such Vehicles and the Certificates of Title with respect to such Vehicles (other than recordation of liens with respect to the Existing Fleet), and (ii) to meet or obtain all material legal requirements applicable to such Vehicles. Following a Lease Event of Default or Manufacturer Event of Default, and upon the Lessor's request, the Lessee shall advise the Lessor in writing where all Vehicles leased hereunder as of such date are principally located. The Lessee shall not knowingly use any Vehicles, or knowingly permit the same to be used, for any unlawful purpose. The Lessee shall and shall require the Franchisees to use reasonable precautions to prevent loss or damage to Vehicles. The Lessee shall or shall cause the Franchisees to comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Vehicles and shall or shall require the Franchisees to take reasonable steps to ensure that operators are licensed. The Lessee shall or shall cause the Franchisees to perform, at its or their own expense, such vehicle preparation and conditioning services with respect to Vehicles as are customary. The Lessor, the Master Collateral Agent or the Trustee or any authorized representative of the Lessor, the Master Collateral Agent or the Trustee may during reasonable business hours from time to time, without disruption of the Lessee's or the Franchisee's business, subject to applicable law, inspect Vehicles and registration certificates, Certificates of Title and related documents covering Vehicles wherever the same be located.

      SECTION 9. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. The Lessee, at its expense, shall be responsible for proper registration and licensing of Vehicles, and titling of Vehicles in the name of the Lessor (in the case of Acquired Vehicles and Texas Vehicles) or the Lessee (in the case of all other Financed Vehicles), in each case (other than with respect to the Existing Fleet) with the Lien of the Master Collateral Agent noted thereon, and where required, the Lessee shall or shall cause the Franchisees to have Vehicles inspected by any appropriate governmental authority; provided, however, that notwithstanding the foregoing, unless a Liquidation Event of Default shall have occurred and be continuing, possession of all Certificates of Title shall remain with the Servicer. The Lessee shall pay or cause to be paid all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Vehicle during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any governmental authority or any court of law or equity with respect to Vehicles in connection with the Lessee's operation of Vehicles, and any such amounts paid by the Lessor, in its discretion, on the Lessee's behalf will be reimbursed within thirty (30) days of the Lessor notifying the Lessee of such payment. The Lessor agrees to execute a power of attorney substantially in the form of Attachment B hereto (a "Power of Attorney"), and such other documents as may be necessary in order to allow the Lessee to title, register and dispose of the Acquired Vehicles and the Texas Vehicles; and the Lessee acknowledges and agrees that with respect to the Acquired Vehicles, it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 17.3.

      SECTION 10. MAINTENANCE AND REPAIRS. The Lessee shall or shall cause the Franchisees to pay for all maintenance and repairs to keep Vehicles in good working order and condition, and shall or shall cause the Franchisees to maintain Vehicles as required in order to keep the Manufacturer's warranty in force. The Lessee shall or shall cause the Franchisees to return each Vehicle to an authorized Manufacturer facility or the applicable Manufacturer's authorized warranty station for warranty work. The Lessee shall or shall cause the Franchisees to comply with any Manufacturer's recall of any Vehicle. The Lessee shall or shall cause the Franchisees to pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Vehicles including, but not limited to, fuel, lubricants, and coolants. The Lessor, upon thirty (30) days' prior notice to the Lessee, may pay any such expenses that have not otherwise been paid by, or on behalf of, the Lessee (including any failure by a Franchisee to pay any such expenses), and any expenses incurred by the Lessor on the Lessee's behalf for maintenance, repair, operation or use by the Lessee of Vehicles will promptly be reimbursed (in any event no later than the next monthly Due Date following such payment) by the Lessee to the Lessor in the amount paid by the Lessor. The Lessee shall not make any material alterations to any Vehicles without the prior consent of the Lessor. Any improvements or additions to an Acquired Vehicle shall become and remain the property of the Lessor, except that any addition or improvement to such a Vehicle made by the Lessee shall remain the property of the Lessee if it can be disconnected or removed from the Vehicle without impairing the functioning of or resale value thereof, other than any function or value provided by such addition or improvement.

      SECTION 11. VEHICLE WARRANTIES. If a Vehicle is covered by a Manufacturer's warranty, the Lessee, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make and shall direct any payment thereunder to be made to the Master Collateral Account, for distribution to the Lessee in accordance with the Master Collateral Agency Agreement. As provided in Section 2.4, the Lessor makes no warranty or representation whatsoever, express or implied, with respect to any Vehicle.

      SECTION 12. PROGRAM VEHICLE USAGE REQUIREMENTS AND DISPOSITION.

      Section 12.1. Usage. As used herein, the term "vehicle turn-in condition" with respect to each Program Vehicle means a set of criteria for evaluating Program Vehicles upon their delivery at the end of the applicable Vehicle Terms, which criteria will be determined in accordance with the related Vehicle Disposition Program. Program Vehicles not meeting the applicable Vehicle Disposition Program's vehicle turn-in condition requirements will, unless redesignated as a Non-Program Vehicle in accordance with Section 14, be purchased by the Lessee in accordance with the Casualty procedure set forth in
Section 7 or otherwise disposed of in accordance with the late delivery procedure set forth in Section 13, as applicable.

      Section 12.2. Disposition Procedure. Prior to the end of the Vehicle Term, the Lessee will or will cause the related Franchisee to deliver each Program Vehicle (other than a Casualty) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at the Lessee's sole expense and in accordance with the terms of the applicable Vehicle Disposition Program. Any transportation allowance (for delivery costs) and any rebates or credits applicable to the unexpired term of any license plates for a Vehicle shall inure to the benefit of and, upon receipt thereof by the Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to the Lessee. The Lessee will comply with the requirements of law and the requirements of the Vehicle Disposition Programs in connection with, among other things, the delivery of Certificates of Title, documents of transfer signed as necessary, signed Condition Reports, and signed odometer statements for the Program Vehicles.

      Section 12.3. Termination Payments. On the Due Date next succeeding the earlier of (a) the last day of the Related Month in which the Repurchase Payment or the Guaranteed Payment, as the case may be, from a Manufacturer pursuant to its Vehicle Disposition Program with respect to any Acquired Vehicle that is a Program Vehicle, is received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account), and (b) the thirtieth (30th) day after the expiration of the Maximum Term for such Vehicle, the Lessee shall pay to the Lessor in respect of such Vehicle any Excess Damage Charges, Excess Mileage Charges, early turnback surcharges and any other similar charges and penalties (collectively, a "Program Vehicle Termination Payment") as determined by the Manufacturer or its agent in accordance with the applicable Vehicle Disposition Program; and on the Due Date next succeeding the earlier of (i) the last day of the Related Month in which Disposition Proceeds from the sale or other disposition of an Acquired Vehicle that is a Non-Program Vehicle, but is not a Casualty, are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account), and (ii) the thirtieth (30th) day after the date which is twenty-four
(24) months after the date of the original new dealer invoice for such Vehicle, the Lessee shall pay to the Lessor in respect of such Vehicle an amount (a "Non-Program Vehicle Termination Payment") equal to the quotient of (x) the sum of all Program Vehicle Termination Payments for the Related Month, divided by
(y) the number of Acquired Vehicles in respect of which such Program Vehicle Termination Payments are payable (Program Vehicle Termination Payments and Non-Program Vehicle Termination Payments collectively, "Termination Payments"). The provisions of this Section 12.3 will survive the expiration or earlier termination of the Term.

      SECTION 13. LATE RETURN PAYMENTS. If an Acquired Vehicle which is a Program Vehicle is not returned to the Manufacturer or sold at Auction prior to the expiration of the Maximum Term for such Vehicle in accordance with Section 12.2, the Lessee shall, unless such Vehicle has been redesignated as a Non-Program Vehicle in accordance with Section 14, (a) promptly notify the Lessor of its failure to return such Vehicle to the Manufacturer or to sell such Vehicle at Auction during the Vehicle Term, (b) use commercially reasonable efforts to sell or otherwise dispose of such Vehicle in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice, (c) cause the Disposition Proceeds, if any, from any such sale or disposition to be paid to the Master Collateral Agent, in accordance with paragraph 10(d) of Annex A, and (d) on the Due Date next succeeding the earlier of (i) the last day of the Related Month in which such Disposition Proceeds are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account), and (ii) the thirtieth (30th) day after the expiration of the Maximum Term for such Vehicle, pay to the Lessor an amount (a "Late Return Payment") equal to the excess of (x) the Net Book Value of such Vehicle, calculated as of the first day of the calendar month in which such Maximum Term expired, over (y) the dollar amount of such Disposition Proceeds (which dollar amount may be equal to, but not less than, zero dollars).

      SECTION 14. REDESIGNATION OF VEHICLES. Upon a Program Vehicle's becoming ineligible for repurchase by its Manufacturer or for sale at Auction under the applicable Vehicle Disposition Program, due to physical damage, repair charges or accrued mileage, in each case in excess of that permitted under the related Vehicle Disposition Program, or due to any failure or inability to return the Vehicle to the Manufacturer or the designated Auction prior to the expiration of the Maximum Term, or due to any other event or circumstance, the Servicer may designate the related Vehicle as a Non-Program Vehicle if such Vehicle, as a Non-Program Vehicle, will be an Eligible Vehicle and if either (a) such designation meets the conditions of, as applicable, Sections 4.2(a) and (c) (as Section 4.2(c) relates to the Maximum Non-Program Percentage), or (b) the Noteholders holding the requisite Invested Amount of each applicable Series of Notes waive, in each case as and to the extent permitted under the related Series Supplement, the requirements of Sections 4.2(a) or (c) (as Section 4.2(c) relates to the Maximum Non-Program Percentage), in each case as applied to this Section 14 and all such other conditions, requirements or restrictions with respect to which a failure or violation has occurred; provided, in each case, that (x) any additional Monthly Base Rent due with respect to each such Vehicle, relating to the decrease, if any, of the Net Book Value of such Vehicle under the newly applicable Depreciation Schedule, shall be paid on the next succeeding Due Date, and (y) the minimum level of Enhancement required under the applicable Series Supplement, after giving effect to such designation, shall be satisfied on the date of designation.

      SECTION 15. GENERAL INDEMNITY.

      Section 15.1. Indemnity of the Lessor. The Lessee agrees to indemnify and hold harmless the Lessor and the Lessor's directors, officers, agents and employees (collectively, together with the Persons subject to indemnity under Section 15.2, the "Indemnified Persons") against any and all claims, demands and liabilities of whatsoever nature, and all costs and expenses, relating to or in any way arising out of:

            Section 15.1.1. the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Lessee of title and registration documents, use, non-use, misuse, operation, deficiency, defect, transportation, repair, control or disposition of any Vehicle leased hereunder or to be leased hereunder, including, without limitation, any such Vehicle subleased to a Franchisee and any of the foregoing actions, events or circumstances occurring or arising in connection with such subleasing, any Lessee Agreement, any Franchisee or any customer of any Franchisee. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor to any third party arising out of any of the foregoing, including, without limitation, all legal fees, costs and disbursements arising out of such liability (or alleged liability);

            Section 15.1.2. all (i) federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and all federal, state, local and foreign income taxes (including any taxes payable by the Lessor as a result of its being a member of any group of corporations including the Lessee that file any tax returns on a consolidated or combined basis), and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise, with respect to any Vehicle or the acquisition, purchase, sale, lease, sublease, rental, use, operation, control, ownership or disposition of any Vehicle by any Person or measured in any way by the value thereof or by the business of, investment by, or ownership by the Lessor or the Lessee with respect thereto, and (ii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Lessor or the Lessee in connection with this Agreement or the other Related Documents or the Lessee Agreements and any penalties or interest with respect thereto;

            Section 15.1.3. any violation by the Lessee of this Agreement or of any Related Documents or Lessee Agreements to which the Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objecting of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle or any action or transaction by the Lessee with respect thereto or pursuant to this Agreement;

            Section 15.1.4. all out of pocket costs of the Lessor (including, to the extent not satisfied by the Initial Purchasers, the fees and out of pocket expenses of counsel for the Lessor) in connection with the execution, delivery and performance of this Agreement and the other Related Documents, including, without limitation, overhead expenses and any and all fees of the Trustee, Paying Agent, Clearing Agencies and Master Collateral Agent, all fees payable in connection with any Enhancement, any and all fees of the Servicer under the Indenture, fees payable to the Rating Agencies and any underwriting or placement agency fees incurred in connection with the sale of the Notes;

            Section 15.1.5. all out of pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lessor, the Master Collateral Agent, the

      Trustee or the Noteholders in connection with the administration, enforcement, waiver or amendment of this Agreement and any other Related Documents, and all indemnification obligations of the Lessor under the Related Documents; and

      Notwithstanding the foregoing, the Lessee shall have no duty to indemnify any Indemnified Person for any consequential or punitive damages or claims, demands, liabilities, costs, or expenses to the extent such claim, demand, liability, cost or expense arises out of or is due to such Person's gross negligence or willful misconduct.

      Section 15.2. Indemnification of the Trustee. The Lessee agrees to indemnify and hold harmless the Trustee and the Trustee's officers, directors, agents and employees against any and all claims, demands and liabilities of whatsoever nature, and all costs and expenses, relating to or in any way arising out of: (i) any acts or omissions of the Lessee pursuant to this Agreement and
(ii) the Trustee's appointment under the Indenture and the Trustee's performance of its obligations thereunder, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, the Lessee shall have no duty to indemnify the Trustee, or any other Indemnified Person pursuant to this Section
15.2 to the extent such claim, demand, liability, cost or expense arises out of or is due solely to the Trustee's or such Indemnified Person's gross negligence or willful misconduct. Any such indemnification shall not be payable from the assets of Thrifty Finance. The provisions of this indemnity shall run directly to and be enforceable by the Trustee or any other Indemnified Person subject to the limitations hereof. The indemnification provided for in this Section 15.2 shall be in addition to any other indemnities available to the Trustee and shall survive the termination of the duties of the Lessee hereunder and the termination of this Agreement or a document to which the Trustee is a signatory or the resignation or removal of the Trustee.

      Section 15.3. Reimbursement Obligation by the Lessee. The Lessee shall forthwith upon demand reimburse the Lessor or the Trustee, as the case may be, for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from the Lessor or the Trustee; provided, however, that, if so requested by the Lessee, the Lessor or the Trustee shall submit to the Lessee a statement documenting any such demand for reimbursement or prepayment. To the extent that the Lessee in fact indemnifies the Lessor or the Trustee under the indemnity provisions of this Agreement, the Lessee shall be subrogated to the rights of the Lessor or the Trustee, as the case may be, in the affected transaction and shall have a right to determine the settlement of claims therein. The foregoing indemnity as contained in this Section 15 shall survive the expiration or earlier termination of this Agreement or any lease of any Vehicle hereunder; provided, however, that the factual or legal circumstances giving rise to the Lessor's exposure to liability occur during the period that the Lease is in effect as to the Vehicle for which such exposure to liability arose.

      Section 15.4. Notice to Lessee of Claims. The Lessor or the Trustee, as the case may be, shall notify the Lessee in writing (a "Notice of Claim") of the pendency of any such claim, action or facts referred to in this Section 15 for which indemnity may be required.

      Section 15.5. Defense of Claims. Defense of any claim referred to in this
Section 15 for which indemnity may be required shall, at the option and request of the Lessee, be conducted by the Lessee. Following receipt of any Notice of Claim, the Lessee will inform the Indemnified Person of its election to defend such claim. Such Indemnified Person may participate in any such defense at its own expense, provided such participation does not interfere with the Lessee's defense. The Lessee agrees that no Indemnified Person will be liable to the Lessee for any claim caused directly or indirectly by the inadequacy of any Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of the Lessee, except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of such Indemnified Person. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is not or is no longer a party to (or entitled to receive the benefits of) this Agreement. This general indemnity shall not affect any claims of the type discussed above which the Lessee may have against the Manufacturer.

      SECTION 16. ASSIGNMENT. The Lessee shall not, except as provided in the Indenture, without prior written consent of the Lessor and the Trustee, assign this Agreement or any of its rights hereunder to any other party; provided, however, the Lessee may sublease or rent the Vehicles under the terms of the Lessee's normal Sublease agreements to Eligible Franchisees, and the Lessee and such Eligible Franchisees may rent such Vehicles to consumers in the ordinary course of their daily rental programs. Any purported assignment in violation of this

Section 16 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of the Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.

      SECTION 17. DEFAULT AND REMEDIES THEREFOR.

      Section 17.1. Events of Default. Any one or more of the following will constitute an event of default (a "Lease Event of Default") as that term is used herein:

            Section 17.1.1. there occurs (i) a default in the payment of any Monthly Base Rent, Monthly Variable Rent, Monthly Finance Rent, Termination Payment, Casualty Payment, Late Return Payment, Monthly Supplemental Payment or Availability Payment, and the continuance thereof for five (5) Business Days after notice thereof by the Lessor, the Master Collateral Agent or the Trustee to the Lessee, or (ii) a default in the payment of any amount payable under this Agreement (other than amounts described in clause (i) above) and the continuance thereof for five (5) Business Days after notice thereof by the Lessor, the Master Collateral Agent or the Trustee to the Lessee;

            Section 17.1.2. any unauthorized assignment or transfer of this Agreement by the Lessee occurs;

            Section 17.1.3. the failure of the Lessee to observe or perform any other covenant, condition, agreement or provision hereof, which failure has a Material Adverse Effect on the Lessor, and such default continues for more than sixty (60) days after the earlier to occur of (a) the date a Responsible Officer of the Lessee obtains knowledge of such default or (b) the date written notice thereof is delivered by the Lessor, the Master Collateral Agent or the Trustee to the Lessee; provided, however, that if such failure cannot reasonably be cured within such sixty (60) day period, no Lease Event of Default shall result therefrom so long as, within such sixty (60) day period, the Lessee (i) commences to cure same, (ii) delivers written notice to the Lessor, the Master Collateral Agent and the Trustee notifying the Lessor, the Master Collateral Agent and the Trustee of such default and setting forth the steps the Lessee intends to take in order to cure such default and (iii) thereafter diligently prosecutes such cure to completion and completely cures such default on or before the ninetieth (90th) day after the earlier of the dates set forth in clause
      (a) and clause (b) above;

            Section 17.1.4. if any representation or warranty made by the Lessee proves untrue in any respect as of the date of the issuance or making thereof, which inaccuracy or falsehood has a Material Adverse Effect on the Lessor, and such inaccuracy or falsehood is not cured within sixty
      (60) days after notice thereof from the Lessor, the Master Collateral Agent or the Trustee to the Lessee; or

            Section 17.1.5. an Event of Bankruptcy occurs with respect to the Lessee.

      Section 17.2. Effect of Lease Event of Default. If (i) a Lease Event of Default described in Section 17.1.1(i), 17.1.2 or 17.1.5 shall occur, then the Monthly Base Rent, the Monthly Supplemental Payment and Casualty Payments (in each case calculated as if all Vehicles had become a Casualty for the Related Month), the Monthly Variable Rent, the Availability Payment and the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under all outstanding Series of Notes were then due and payable in full), Termination Payments and Late Return Payments shall, automatically, without further action by the Lessor or the Trustee, become immediately due and payable or (ii) any other Lease Event of Default shall occur, the Lessor or the Trustee may declare the Rent and all other charges and payments (calculated as described in clause (i) above) to be due and payable, whereupon such Rent and such other charges and payments (as so calculated) shall, subject to Section 17.4, become immediately due and payable.

      Section 17.3. Rights of Lessor Upon Lease Event of Default. If a Lease Event of Default shall occur, then the Lessor at its option may:

            (i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 17.4; or

            (ii) Subject to the rights of the Franchisees under the Subleases, by notice in writing to the Lessee, terminate this Agreement in its entirety and/or the right of possession hereunder of the Lessee as to the Vehicles, and the Lessor may direct delivery by the Lessee of documents of title to the Vehicles, whereupon all rights and interests of the Lessee to the Vehicles (except as otherwise provided herein) will cease and terminate (but the Lessee will remain liable hereunder as herein provided, calculated in accordance with Section 17.4); and thereupon, the Lessor or its agents may, subject in each case to the rights of the

      Franchisees under the applicable Subleases, peaceably enter upon the premises of the Lessee or other premises where the Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of the Lessee, or their successors or assigns (other than the Franchisees), to employ the Vehicles for any purpose whatsoever consistent with the mitigation of losses and damages, and the Lessor will, nevertheless, have a right to recover from the Lessee any and all amounts which under the terms of Section 17.2 (as limited by Section 17.4) of this Agreement may be then due. The Lessor will provide the Lessee with written notice of the place and time of any sale of Financed Vehicles pursuant to this Section 17.3 at least five (5) days prior to the proposed sale, which shall be deemed commercially reasonable, and the Lessee may purchase the Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against the Lessee will in any case be calculated in accordance with Section 17.4. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to the Lessee will not otherwise alter or affect the Lessor's rights or the obligations hereunder of the Lessee. The Lessor's acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor's rights hereunder with respect to any subsequent payments or defaults therein; or

            (iii) By notice in writing to the Lessee, terminate the Power of Attorney.

      Section 17.4. Measure of Damages. If a Lease Event of Default occurs and the Lessor, the Master Collateral Agent or the Trustee exercises the remedies granted to the Lessor, the Master Collateral Agent or the Trustee under this
Section 17 or under Section 8.2 of the Indenture, the amount that the Lessor shall be permitted to recover shall be equal to:

            (i) all Rent and payments under this Agreement (calculated as provided in Section 17.2); plus

            (ii) any damages and expenses (other than punitive and consequential damages), which the Lessor, the Master Collateral Agent or the Trustee will have sustained by reason of the Lease Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

            (iii) all other amounts due and payable under this Agreement; plus

            (iv) interest from time to time on amounts due and unpaid under this Agreement at the VFR plus 1%, computed from the date of the Lease Event of Default or the date payments were originally due the Lessor under this Agreement or from the date of each expenditure by the Lessor which is recoverable from the Lessee pursuant to this Section 17, as applicable, to and including the date payments are made by the Lessee; minus

            (v) an amount equal to all sums realized by the Lessor, the Master Collateral Agent and the Trustee from the liquidation of the Financed Vehicles (other than the Texas Vehicles) leased hereunder (either by receipt of payment from the Manufacturers under Vehicle Disposition Programs, from sales of Vehicles to third parties, or otherwise), provided, however, that if a Financed Vehicle other than a Texas Vehicle) is delivered to the Manufacturer or the designated Auction for repurchase by the Manufacturer or sale at Auction under the applicable Vehicle Disposition Program, and such Vehicle is accepted for repurchase by such Manufacturer (as evidenced by a Condition Report indicating that such Vehicle conforms to the requirements for repurchase under such Vehicle Disposition Program) or is sold by such Auction, the Lessor and the Trustee shall be deemed to have received thirty (30) days after the date of such acceptance or sale on account of this clause (v) an amount equal to the Net Book Value of such Vehicle, calculated as of its Disposition Date (less any Termination Payments payable in respect of such Vehicle).

      Section 17.5. Application of Proceeds. The proceeds of any sale or other disposition of any Financed Vehicles pursuant to Section 17.3 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lessor in connection with such sale or disposition, including any reasonable costs associated with repairing such Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Agreement, (ii) to the payment of outstanding Rent and payments under the Lease (such proceeds to be applied first, to outstanding Monthly Variable Rent and Monthly Finance Rent pro rata, second, to outstanding Availability Payments, third, to outstanding Base Rent and Monthly Supplemental Payments pro rata, fourth, to outstanding Termination Payments, Casualty Payments and Late Return Payments pro rata and fifth, to outstanding late charges pursuant to Sections 5.5 and 17.4(iv)), (iii) to the payment of all other amounts due hereunder, (iv) to the payment of any amounts to the Lessor, or such Person(s) as may be lawfully entitled thereto, and (v) any remaining proceeds to the Lessee.

      SECTION 18. MANUFACTURER EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each, a "Manufacturer Event of Default") with respect to a Manufacturer, the Lessee on behalf of the Lessor (a) shall no longer place Vehicle Orders for additional Program Vehicles from such Manufacturer (each, a "Defaulting Manufacturer") and (b) shall cancel any Vehicle Order with such Defaulting Manufacturer to which a vehicle identification number (a "VIN") has not been assigned as of the date such Manufacturer Event of Default occurs:

      Section 18.1. The failure of such Manufacturer to pay Guaranteed Payments, Repurchase Payments and/or Incentive Payments due under, respectively, such Manufacturer's Vehicle Disposition Programs and its incentive programs, in an aggregate amount in excess of $15,000,000 (net of amounts that are the subject of a good faith dispute, as evidenced in writing by either the Lessee or the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Vehicle Disposition Programs or incentive programs), which failure, in the case of each such Guaranteed Payment, Repurchase Payment and/or Incentive Payment included in such amount in excess of $15,000,000, continues for more than ninety (90) days following the Disposition Date of the related Vehicle.

      Section 18.2. The occurrence of an Event of Bankruptcy with respect to such Manufacturer.

      SECTION 19. CERTIFICATION OF TRADE OR BUSINESS USE. Pursuant to Section 7701 of the Code and as set forth in Attachment C hereto, the Lessee will warrant and certify that (1) the Lessee intends to use the Acquired Vehicles in a trade or business of the Lessee, and (2) the Lessee has been advised that it will not be treated as the owner of the Acquired Vehicles for federal income tax purposes.

      SECTION 20. SURVIVAL. In the event that, during the term of this Agreement, the Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by the Lessee.

      SECTION 21. RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE. Notwithstanding anything to the contrary contained in this Agreement, the Lessee acknowledges that each of the Lessee and the Lessor, pursuant to the Master Collateral Agency Agreement, has granted a security interest to the Master Collateral Agent, for the benefit of the Trustee, in all of its right, title and interest in, to and under the Vehicles, the related Vehicle Disposition Programs, the Master Collateral Account and all other Master Collateral specified in the Master Collateral Agency Agreement as being pledged by Thrifty and Thrifty Finance, and further acknowledges that the Lessor, pursuant to the Indenture, has granted a security interest to the Trustee in all of its right, title and interest in, to and under the Thrifty Finance Agreements, the Collection Account and the other Collateral described in the Indenture. Accordingly, the Lessee agrees that:

            (i) Subject to the terms of the Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder. Specifically, the Lessee agrees that, upon the occurrence of an Amortization Event, the Trustee or, with respect to any Master Collateral, the Master Collateral Agent (for and on behalf of the Trustee) may exercise any right or remedy against the Lessee provided for herein or in the Indenture or the Master Collateral Agency Agreement and the Lessee will not interpose as a defense that such claim should have been asserted by the Lessor;

            (ii) Upon the delivery by the Master Collateral Agent or the Trustee of any notice to the Lessee stating that a Lease Event of Default or an Amortization Event with respect to the Lessee has occurred, then the Lessee, will, if so requested by the Master Collateral Agent (with respect to the Master Collateral) or the Trustee (with respect to the Collateral), treat the Master Collateral Agent or the Trustee or the Master Collateral Agent's or the Trustee's designee, as the case may be, for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Master Collateral Agent or the Trustee as the successor to the Lessor hereunder, irrespective of whether the Lessee has received any such notice from the Lessor;

            (iii) The Lessee acknowledges that pursuant to the Indenture, the Lessor has irrevocably authorized and directed the Lessee to, and the Lessee shall, make payments of Rent hereunder directly to the Trustee for deposit in the Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture, and such payments shall discharge the obligation of the Lessee to the Lessor hereunder with respect to Rent to the extent of such payments. The Lessee further acknowledges that pursuant to the Master Collateral Agency Agreement, the Lessor has irrevocably authorized and directed the Lessee to, and the Lessee shall, cause all payments under the Lessee Agreements, the Vehicle Disposition Programs, and all other Master Collateral pledged by the Lessee for the benefit of the Trustee, to be made directly to the Master Collateral Agent for deposit in the Master Collateral Account established by the Lessor for receipt of such payments pursuant to the Master Collateral Agency Agreement, and each such payment (other than any payment that is subject to distribution to the Lessee or its designee pursuant to
      Section 2.5(b) of the Master Collateral Agency Agreement and that is not transferred to the Collection Account) shall constitute a prepayment in respect of the obligation of the Lessee to pay the Rent due hereunder on the next succeeding Due Date. Upon written notice to the Lessee of a sale or assignment by the Trustee or Master Collateral Agent of its right, title and interest in moneys due under this Agreement or the Master Collateral Agency Agreement to a successor Trustee or Master Collateral Agent, the Lessee shall thereafter make payments of Rent hereunder or payments in respect of the Master Collateral, as applicable, to the party specified in such notice;

            (iv) Upon request made by the Master Collateral Agent at any time, the Lessee will take such actions (other than recordation of liens with respect to the Existing Fleet) as are requested by the Master Collateral Agent to assist the Master Collateral Agent in maintaining the Master Collateral Agent's perfected security interest in the Vehicles leased under this Agreement, the Certificates of Title with respect thereto and the Master Collateral pursuant to the Master Collateral Agency Agreement; and

            (v) A security interest in the Lessor's rights under this Agreement has been granted by the Lessor to the Trustee pursuant to the Indenture as collateral security only for all Series of Notes that do not provide for wholly segregated collateral and, accordingly, all references herein to "all" Series of Notes shall refer only to all Series of Notes that do not provide for wholly segregated collateral.

      SECTION 22. MODIFICATION AND SEVERABILITY. The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by a written instrument signed by the Lessor and the Lessee and consented to in writing by the Master Collateral Agent and the Trustee. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. The Lessor shall provide prompt written notice to each Rating Agency of any such waiver, modification or amendment.

      SECTION 23. CERTAIN REPRESENTATIONS AND WARRANTIES. The Lessee represents and warrants to the Lessor that as of the Closing Date with respect to the first Series of Notes:

      Section 23.1. Due Organization, Authorization, No Conflicts, Etc. The Lessee is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, the failure so to qualify would have a Material Adverse Effect on the Lessee. The execution, delivery and performance by the Lessee of this Agreement and the other Related Documents to be executed and delivered by it are within its corporate powers, have been duly authorized by all necessary corporate action (including shareholder approval, if required), have received all necessary governmental and other consents, approvals (in each case if any shall be required), and do not and will not contravene or conflict with, or create a default, breach, Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon it, other than such default, breach, Lien or right of termination or acceleration which does not have a Material Adverse Effect on the Lessee, as applicable. This Agreement and each other Related Document to be executed and delivered by the Lessee are (or when executed and delivered will be) the legal, valid, and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights.

      Section 23.2. Financial Information; Financial Condition. All balance sheets, all statements of operations, of shareholders' equity and of cash flow, and other financial data which have been or shall hereafter be furnished to the Lessor or the Trustee for the purposes of or in connection with this Agreement or the Related Documents have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby and that there has been no material change in the financial condition or results of operation since the respective dates of such balance sheets, statements and other financial data. Such financial data include the following financial statements and reports which have been furnished to the Lessor and the Trustee on or prior to such Closing Date:

            (a) the audited balance sheet of the Lessee as of December 31, 1994 and the related statements of operations, stockholders' equity and cash flows for the fiscal year ending on such date; and

            (b) the unaudited balance sheets of the Lessee and statement of operations, accompanied by an Officer's Certificate verifying the accuracy and completeness thereof signed by an Authorized Officer of the Lessee, for the nine (9) month period ending September 30, 1995.

      Section 23.3. Litigation. Except for (i) claims set forth in Schedule 1 and (ii) claims which are fully covered by insurance, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Lessee's knowledge, threatened against the Lessee which would, if adversely determined, have a Material Adverse Effect on the Lessee.

      Section 23.4. Liens. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Vehicles (other than (x) those created in connection with the indebtedness of the Lessee to Chrysler Credit Corporation (with respect to which the security interest perfected thereby has been assigned to the Lessor on or prior to this date), (y) those set forth in Schedule 4, and (z) other Permitted Liens).

      Section 23.5. Necessary Actions. Upon the Servicer causing the Lien of the Master Collateral Agent to be noted on the Certificates of Title with respect to the Vehicles (other than the Vehicles in the Existing Fleet) or as otherwise provided for by the Master Collateral Agency Agreement or the Indenture, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the Master Collateral Agent in respect of the Master Collateral (other than the Vehicles in the Existing Fleet) have been accomplished and, assuming the delivery to, and continuing possession by, the Lessor or its agents or assignees of all instruments and documents (in each case as defined in the UCC as in effect in New York) a security interest in which is perfected by possession (except with regard to property constituting fixtures, any reserved rights of the United States government as required by law, Liens upon patents, patent licenses, trademarks, service marks and trademark licenses, to the extent that such Liens cannot be perfected by the filing of financing statements under the Uniform Commercial Code as in effect in the applicable jurisdiction, Liens on uncertified securities, Liens on Master Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia, and Liens on general intangibles or accounts (in each case as defined in the UCC as in effect in New York) on which the United States of America or any department, agency, or instrumentality thereof is the obligor), and assuming that the Lessee has rights in the Master Collateral within the meaning of the UCC as in effect in New York, the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement in and to the Master Collateral (other than the Vehicles in the Existing Fleet) constitutes a perfected security interest therein (but as to the copyrights and copyright licenses and accounts arising therefrom, only to the extent the UCC of the relevant jurisdiction, from time to time in effect, is applicable), prior to the rights of all other Persons therein and subject to no other Liens other than Permitted Liens (except, with respect to goods (as defined in the UCC), buyers in the ordinary course of business to the extent provided in Section 9-307(1) of the UCC as from time to time in effect in the applicable jurisdiction) and is entitled to all rights, priorities and benefits afforded to perfected security interests by the UCC or other relevant law as enacted in any relevant jurisdiction.

      Section 23.6. Employee Benefit Plans. (a) During the twelve consecutive month period prior to the Closing Date: (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Lessee or any member of the Controlled Group of fines, penalties or liabilities for ERISA violations, which in the case of any of the events referred to in clause (a) above or this clause (b) would have a Material Adverse Effect upon the Lessee, and (c) the Lessee has no material contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Subtitle B of Part 6 of Title I of ERISA and liabilities which would not have a Material Adverse Effect upon the Lessee.

      Section 23.7. Investment Company Act. The Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      Section 23.8. Regulations G, T, U and X. The Lessee is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

      Section 23.9. Business Locations; Trade Names; Principal Places of Business Locations. Schedule 3 lists each of the locations where the Lessee maintains a chief executive office, principal place of business, or any records; and Schedule 3 also lists the Lessee's legal name, each name under or by which the Lessee conducts its business, each state in which the Lessee conducts business and the state in which the Lessee has its principal place of business.

      Section 23.10. Taxes. The Lessee has filed all material tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of such Closing Date, there is no ongoing material audit (other than routine sales tax audits and other routine audits) or, to the Lessee's knowledge, material tax liability for any period for which returns have been filed or were due, other than those contested in good faith by appropriate proceedings and with respect to which (x) adequate reserves have been established and are being maintained in accordance with GAAP and (y) the failure to pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect on the Lessee or a material adverse effect on the Noteholders.

      Section 23.11. Governmental Authorization. The Lessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizes would not have a Material Adverse Effect on the Lessee.

      Section 23.12. Compliance with Laws. The Lessee: (i) is not in violation of any Requirement of Law, which violation would have a Material Adverse Effect on the Lessee, and to the best knowledge of the Lessee, no such violation has been alleged; (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Agency (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a Material Adverse Effect on the Lessee, as applicable; and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a Material Adverse Effect on the Lessee, as applicable.

      Section 23.13. Eligible Vehicles; Eligible Franchisees. Each Vehicle is or will be, as the case may be, on the Vehicle Lease Commencement Date with respect to such Vehicle, an Eligible Vehicle, and each Franchisee leasing an Eligible Vehicle from the Lessor is or will be, as the case may be, on the sublease commencement date with respect to such Eligible Vehicle, an Eligible Franchisee.

      Section 23.14. Supplemental Documents True and Correct. All information contained in any Vehicle Order or other Supplemental Document which has been submitted, or which may hereafter be submitted by the Lessee to the Lessor is, or will be, true, correct and complete.

      Each of the foregoing representations and warranties will be deemed to be remade as of the Closing Date with respect to each Series of Notes.

      SECTION 24. CERTAIN AFFIRMATIVE COVENANTS. The Lessee and, as applicable, the Servicer each covenants and agrees that, until the expiration or termination of this Agreement, and thereafter until the obligations of the Lessee and the Servicer under this Agreement and the Related Documents are satisfied in full, unless at any time the Lessor, the Trustee shall otherwise expressly consent in writing, it will:

      Section 24.1. Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve the corporate existence of the Lessee (except as permitted under Section 25.1); (ii) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a Material Adverse Effect on the Lessee; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect on the Lessee.

      Section 24.2. Books, Records and Inspections. (i) Maintain books and records that are complete and accurate in all material respects with respect to the Vehicles leased by it under this Agreement; and (ii) at any time and from time to time during regular business hours, and with reasonable prior notice from the Lessor, the Master Collateral Agent or the Trustee, permit the Lessor, the Master Collateral Agent or the Trustee (or such other person who may be designated from time to time by the Lessor, the Master Collateral Agent or the Trustee), or its agents or representatives to examine and make copies of all books, records and documents in the possession or under the control of the Lessee relating to the Vehicles leased under this Agreement, including without limitation, in connection with the Master Collateral Agent's or the Trustee's satisfaction of any requests of a Manufacturer performing an audit under its Vehicle Disposition Program.

      Section 24.3. Vehicle Disposition Programs. With respect to each Program Vehicle leased by the Lessee, comply, or cause the related Franchisee to comply, as appropriate, with all of its obligations under the applicable Vehicle Disposition Program relating to such Vehicle.

      Section 24.4. Reporting Requirements. Furnish, or cause to be furnished to the Lessor (or to such other Persons as are specified below):

            (a) Daily Reports. Daily reports of the Servicer as follows: On each Business Day commencing on the Lease Commencement Date, the Servicer shall prepare and maintain at the office of the Servicer, a record (each, a "Daily Report") setting forth the aggregate amount of (i) Guaranteed Payments, Repurchase Payments, Disposition Proceeds and Incentive Payments received from Manufacturers under Vehicle Disposition Programs or incentive programs, or from other Persons in connection with the sale or disposition of Vehicles, (ii) insurance proceeds, (iii) payments in respect of Lessee Agreements, and (iv) any other Collections in respect of the Master Collateral, and in each case deposited in the Master Collateral Account and reported to the Servicer by the Master Collateral Agent, in accordance with Section 2.5(b) of the Master Collateral Agreement, not more than the second Business Day preceding such Daily Report, and such Daily Report shall set forth additionally (x) the aggregate dollar amount of such Collections allocable to each Beneficiary and to the Master Collateral pledged thereto, (y) during the continuance of a Lease Event of Default or a Liquidation Event of Default, and as needed under Section 2.5(c) or (d) of the Master Collateral Agency Agreement or, in the sole judgment of the Master Collateral Agent, as otherwise needed, the portion of such Collections derived from the Master Collateral pledged by the Lessor and the portion pledged by the Lessee, and (z) the aggregate dollar amount of Sublease payments, insurance payments, warranty payments, and other payments which, so long as no Lease Event of Default or Liquidation Event of Default has occurred and is continuing, may be withdrawn from the Master Collateral Account and distributed to the Lessee, as set forth in Section 2.5(b) of the Master Collateral Agency Agreement. Before 3:00 p.m. on each such Business Day, the Servicer shall deliver a copy of the Daily Report to the Master Collateral Agent and the Trustee.

            (b) Monthly Certificate. Monthly certificates of the Servicer as follows: On each Reporting Date, the Servicer shall forward to the Lessee, the Lessor, the Trustee, the Paying Agent, the Rating Agencies and any applicable Credit Enhancement Provider, an Officers' Certificate of the Servicer substantially in the form of Exhibit A (each, a "Monthly Certificate") setting forth, inter alia, the following information (which, in the cases of clauses (iii), (iv) and (v) below, will be expressed as a dollar amount per $1,000 of the original principal amount of such Notes and as a percentage of the outstanding principal balance of the Notes as of such date): (i) the aggregate amount of payments received from the Manufacturers under Vehicle Disposition Programs and deposited in the Master Collateral Account and the aggregate amount of other Collections processed for the Related Month with respect to such Reporting Date; (ii) the Invested Percentage on the last day of the second preceding Related Month of each Series of Notes (or, until the end of the second Related Month for such Series of Notes, as of the Closing Date for such Series);
      (iii) for each Series, the total amount to be distributed to Noteholders on the next succeeding Payment Date; (iv) for each Series, the amount of such distribution allocable to principal on the Notes; (v) for each Series, the amount of such distribution allocable to interest on the Notes; (vi) for each Series, the amount of Enhancement used or drawn (or to be used or drawn) in connection with the distribution to Noteholders of such Series on the next succeeding Payment Date, together with the aggregate amount of remaining Enhancement not theretofore used or drawn;
      (vii) for each Series, the Series Monthly Servicing Fee for the next succeeding Payment Date; (viii) for each Series, the existing Carryover Controlled Amortization Amount, if any; (ix) for each Series or Class of Notes, the applicable Pool Factors with respect to such Related Month; (x) the Aggregate Asset Amount and the amount of the Asset Amount Deficiency, if any, at the close of business on the last day of the Related Month;
      (xi) if Enhancement is provided for any Series of Notes by means of overcollateralization, the amount of recoveries and losses for the Related Month and the amount of any excess funds available for such overcollateralization; and (xii) whether, to the knowledge of the Servicer, any Lien exists on any of the Collateral

      (other than Permitted Liens). The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this
      Section 24.4(b).

            (c) Audit Report. As soon as available and in any event within one hundred ten (110) days after the end of each fiscal year of the Lessee, a copy of the consolidated balance sheet of the Lessee and its Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP, and certified by Deloitte & Touche (or such other independent certified public accountants of recognized national standing as shall be selected by the Lessee) as presenting fairly the financial condition and results of operations of the Lessor, with such exceptions as may be noted in such accountants' report;

            (d) Quarterly Statements. As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter (except the fourth fiscal quarter) of the Lessee, copies of the unaudited consolidated balance sheet of the Lessee and its Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders' equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of the Lessee as presenting fairly the financial condition and results of operations of the Lessee and its Subsidiaries (subject to normal year-end adjustments);

            (e) Lease Events of Defaults. Promptly after the Lessee has actual knowledge of the occurrence of any Lease Event of Default, Potential Lease Event of Default, Manufacturer Event of Default, Potential Manufacturer Event of Default, a written statement of an Authorized Officer describing such event and the action that the Lessee proposes to take with respect thereto;

            (f) Monthly Vehicle Statements. On or before the third Reporting Date, and on each Reporting Date thereafter, a monthly vehicle statement (each, a "Monthly Vehicle Statement") in a form acceptable to the Lessor, which shall specify (i) the last eight digits of the VIN for the Vehicles leased hereunder during the Related Month by the Lessee, (ii) whether such Vehicle is leased under Annex A or

      Annex B hereto; (iii) the Capitalized Cost for such Vehicles, (iv) the aggregate Net Book Value of such Vehicles as of the end of the Related Month, (v) the VINs for those Vehicles that have been delivered to Manufacturers or designated Auctions pursuant to the applicable Vehicle Disposition Program, or that have been otherwise sold, during the Related Month, (vi) those Vehicles that have become a Casualty during the Related Month and their respective Net Book Values (as of the first day of the calendar month in which such Vehicle becomes a Casualty), (vii) the total amount of Monthly Base Rents, Monthly Variable Rents, Monthly Finance Rents, Monthly Supplemental Payments, Availability Payment, Termination Payments and Late Return Payments due for the Related Month on such Due Date, (viii) all prepayments of Rent received during the Related Month from Guaranteed Payments, Repurchase Payments, Disposition Proceeds and Incentive Payments received by the Lessor during the Related Month from the Manufacturers, Auctions and other Persons, as the case may be, (ix) the aggregate Depreciation Charges for all Vehicles continuing in the possession of the Lessee, (x) information with respect to the Lessee necessary for the Servicer to compute the Aggregate Asset Amount as of the end of the Related Month, (xi) information with respect to the Lessee necessary for the Servicer to compute the Availability Payment for the Lessee with respect to the Related Month, and (xii) any other charges owing from, and credits due to, the Lessee under this Agreement;

            (g) Annual Certificate. Annual Officers' Certificates of the Lessee as follows: The Lessee will deliver to Thrifty Finance, the Trustee, any applicable Enhancement Provider under the Indenture, and the Rating Agencies rating any outstanding Series of Notes, on or before April 15 of each calendar year, beginning with April 15, 1996, an Officers' Certificate substantially in the form of Exhibit B (each, an "Annual Certificate") (a) stating that a review of the activities of the Lessee during the preceding calendar year (or during the initial period from the initial Closing Date until April 15, 1996) and of its performance under this Agreement and the other Related Documents to which the Lessee is a party was made under the supervision of the officers signing such certificate, (b) stating that to the best of such officers' knowledge, based on such review, either there has occurred no event which, with the giving of notice or passage of time or both, would constitute a Lease Event of Default or Amortization Event and that the Lessee has fully performed all its obligations under this Agreement and such other Related Documents throughout such year, or, if there has occurred such event or a Lease Event of Default or Amortization Event, specifying each such event known to such officers and the nature and status thereof, and (c) stating (and containing an Opinion of Counsel to the effect) that all necessary Uniform Commercial Code continuation statements and other Uniform Commercial Code filings have been completed (including, without limitation, any "precautionary filings" made by the Lessees in favor of the Lessor), all necessary Assignment Agreements have been executed and delivered pursuant to Section 2.1 of the Master Collateral Agency Agreement, and all other actions, if any, required to maintain the perfected security interest of the Trustee or the Master Collateral Agent on behalf of the Trustee in the Collateral and in the Master Collateral (except for noting the Lien of the Master Collateral Agent on the Certificates of Title for the Existing Fleet), have been taken and that the Trustee or the Master Collateral Agent continues to have a perfected security interest in the Collateral and Master Collateral;

            (h) Annual Report. Annual reports of independent public accountants as follows: On or before April 15 of each calendar year, beginning with April 15, 1996, the Lessee shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to Thrifty Finance, the Trustee, the Rating Agencies and any Enhancement Provider to the effect that (i) they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Lessee pursuant to this Agreement and the Master Collateral Agency Agreement during the period covered by such report (which shall be the period from January 1 to and including December 31 of the prior calendar year or for the calendar year ending December 31, 1995 from the initial Closing Date to December 31, 1995) with the Lessee's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement and (ii) they have examined certain documents and the records relating to the servicing of the Vehicles under this Agreement and the other Related Documents to which the Lessee is a party and that, on the basis of such examination, nothing has come to the attention of such accountants that would cause such accountants to believe that such servicing (including the allocations of Collections under the Indenture) has not been completed in compliance with all of the terms and conditions set forth in the Indenture, any Supplement, this Agreement and the Master Collateral Agency Agreement, except for (a) such exceptions as such accountants believe to be immaterial and (b) such other exceptions as shall be set forth in such report; and

            (i) Quarterly Non-Program Vehicle Report. Quarterly reports of independent public accountants as follows: On or before the second Determination Date immediately following each March 31, June 30, September 30, and December 31, of each year, beginning with March 31, 1995, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer and who is acceptable to the Rating Agencies) to furnish a report (the "Quarterly Non-Program Vehicle Report") to the Lessor, the Trustee, the Rating Agencies, and the Master Collateral Agent to the effect that they have performed certain agreed upon procedures with respect to the calculation of Disposition Proceeds obtained from the sale or other disposition of all Non-Program Vehicles (other than Casualties) sold or otherwise disposed of during each Related Month in such period and compared such calculations of Disposition Proceeds with the corresponding amounts set forth in the Daily Reports prepared by the Servicer pursuant to clause (a) above and that on the basis of such comparison such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be material and such other exceptions as shall be set forth in such report.

            (j) Other. From time to time, such other information, documents, or reports regarding the Vehicles or the financial position, the results of operations or business of the Lessee as the Lessor, the Master Collateral Agent or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor, the Master Collateral Agent or the Trustee under or as contemplated by this Agreement or any other Related Document.

      Section 24.5. Taxes and Liabilities. Pay when due all taxes, assessments and other material (determined on a consolidated basis) liabilities (including, without limitation, taxes, titling fees and registration fees payable with respect to Vehicles), except as contested in good faith and by appropriate proceedings (but only if and so long as forfeiture of any material part of the Vehicles leased under this Agreement will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest) and with respect to which (a) adequate reserves have been established, and are being maintained, in accordance with GAAP and (b) the failure to make such payments and the maintaining of such reserves would not have a Material Adverse Effect on the Lessee or a material adverse effect on the Noteholders.

      Section 24.6. Compliance with Laws. Comply with all Requirements of Law related to its businesses if the failure so to comply would have a Material Adverse Effect on the Lessee.

      Section 24.7. Maintenance of Separate Existence. Maintain certain policies and procedures relating to its existence as a separate corporation as follows:
The Lessee acknowledges its receipt of a copy of that certain opinion letter issued by Mayer, Brown & Platt, dated as of the Closing Date and addressing the issue of substantive consolidation as it may relate to the Lessee and the Lessor. The Lessee hereby agrees to maintain in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions set forth in such opinion letter and relating to the Lessee; provided, however, that the Lessee may cease to maintain any policy or procedure if and to the extent that the Lessee delivers to the Lessor and the Trustee an Opinion of Counsel providing that such policy or procedure is no longer necessary, due to a change in law or otherwise, for the rendering of such earlier opinion relating to the issue of substantive consolidation.

      Section 24.8. Master Collateral Agent as Lienholder. Maintain certain computer records as follows: Concurrently with each leasing of a Vehicle under this Agreement, the Servicer shall indicate on its computer records that the Master Collateral Agent as assignee of the Lessor or the Lessee, as the case may be, is the holder of a Lien on such Vehicle for the benefit of the Trustee pursuant to the terms of the Master Collateral Agency Agreement.

      Section 24.9. Maintenance of Property. Keep, or cause to be kept, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided, that nothing in this
Section 24.9 shall require it to maintain, or to make any renewals, replacements, additions, betterment or improvements of or to, any tangible property if such property, in its reasonable opinion, is obsolete or surplus or unfit for use or cannot be used advantageously in the conduct of its business.

      Section 24.10. Access to Certain Documentation and Information Regarding the Collateral. Provide to the Trustee and the Master Collateral Agent reasonable access to the documentation regarding the Collateral and the Master Collateral, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the normal security and confidentiality procedures of the Lessee or the Servicer, as the case may be, and (iv) at offices in the continental United States designated by the Lessee or the Servicer, as the case may be, which, if they are not the offices where such documentation normally is kept, shall be accessible without unreasonable effort or expense.

      In addition, commencing on the date ten (10) days after the date that the Lessee receives from the Trustee or any Note Owner a written request therefor, which request shall (x) contain a certification of such Note Owner that such person is a Note Owner and (y) provide an address for delivery, then and thereafter, unless and until the Lessee receives from such Note Owner a request to discontinue same, the Lessee shall deliver the information specified below directly to such Note Owner (and, if requested, to one other person as may be specified in such Note Owner's written request) substantially concurrently with the delivery by the Lessee of such information to any of the Trustee, any Noteholder or Thrifty Finance, provided, however, if the Lessee is not otherwise obligated hereunder to deliver such information to the Trustee, any Noteholder or Thrifty Finance on a periodic basis, then, unless otherwise specified below, the Lessee shall deliver the following information to such Note Owner on a monthly basis on the same date as the date on which the Monthly Certificate delivered pursuant to Section 24.4(b) is delivered:

            (i) the Monthly Certificate delivered pursuant to Section 24.4(b);

            (ii) the average age of Thrifty Finance's fleet;

            (iii) copies of any new Vehicle Disposition Programs entered into by Thrifty Finance during the Related Month;

            (iv) a statement as to whether a Manufacturer Event of Default or Lease Event of Default occurred during the Related Month;

            (v) any financial reports required to be delivered under the Lease

            (vi) the Annual Certificate delivered hereunder;

            (vii) the Annual Report delivered hereunder;

            (viii) the Quarterly Non-Program Vehicle Report; and

            (ix) within ten (10) days after written request, such other information as is reasonably requested by such Note Owner in order to satisfy any regulatory requirements of such Note Owner.

      SECTION 25. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Agreement and thereafter until the obligations of the Lessee are paid in full, the Lessee agrees that, unless at any time the Lessor, the Master Collateral Agent and the Trustee shall otherwise expressly consent in writing, it will not:

      Section 25.1. Mergers, Consolidations. Be a party to any merger or consolidation, other than a merger or consolidation of the Lessee into or with another entity if:

            (a) the Person formed by such consolidation or into or with which the Lessee is merged shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Lessee is not the surviving entity, shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee, the performance of every covenant and obligation of the Lessee hereunder and under all other Related Documents;

            (b) the Lessee has delivered to the Trustee an officer's certificate and an opinion of counsel each stating that such consolidation or merger and such supplemental agreement comply with this Section 25.1 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

            (c) the Rating Agency Condition shall be met with respect to such assignment and succession.

      Section 25.2. Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

      Section 25.3. Liens. Create or permit to exist any Lien with respect to any Vehicle leased hereunder now or hereafter existing or acquired, except Liens in favor of the Lessor, the Master Collateral Agent or the Trustee, the lien on the Existing Fleet in favor of Chrysler Credit Corporation, and the Liens set forth in Schedule 4, and the following Liens to the extent such liens in the aggregate would not have a Material Adverse Effect on the Lessor, the Master Collateral Agent or the Trustee or the Noteholders under this Agreement or the Indenture (all the foregoing Liens collectively, the "Permitted Liens"): (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) Liens, including judgment liens, arising in the ordinary course of business being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, and (iv) mechanics' materialmen's, landlords', warehousemen's and carrier's Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

      Section 25.4. Use of Vehicles. Knowingly use or allow the Program Vehicles to be used in any manner that would (i) make any such Program Vehicles ineligible for repurchase by their respective Manufacturers or for sale at Auction under an Eligible Vehicle Disposition Program, except with respect to the permitted redesignation of Program Vehicles as Non-Program Vehicles, pursuant to Section 14, or (ii) subject the Vehicles to confiscation.

      Section 25.5. Acquisition and Financing of Vehicles. Use funds on deposit in or required to be deposited into the Excess Funding Account (as defined in the related Supplement) or the Retained Distribution Account to acquire or finance Vehicles during any calendar month or series of consecutive calendar months if the Vehicle Ratio for such month or series of months exceeds the following amounts:

      For any month                                 30%
      For any two consecutive months                50%
      For any three consecutive months              70%
      For any four consecutive months               80%
      For any five consecutive months               90%

      SECTION 26. SERVICING COMPENSATION.

      Section 26.1. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 26.2, the Servicer shall be entitled to receive from the Lessor a monthly servicing fee (the "Monthly Servicing Fee"), payable in arrears on each Payment Date prior to the termination of this Lease, the Indenture and the Master Collateral Agency Agreement in an amount equal to the sum of the monthly servicing fees for all Series of Notes. Except as otherwise specified in the related Supplement, the Monthly Servicing Fee for each Series of Notes (each, a "Series Monthly Servicing Fee") on each Payment Date shall be equal to (i) the portion of the Supplemental Servicing Fee allocated to such Series of Notes pursuant to the related Supplement, plus (ii) one-twelfth of the product of

(A) the Servicing Fee Percentage for such Series and (B) the Invested Amount of such Series as of the preceding Payment Date (after giving effect to any payments of principal on such date). The Series Monthly Servicing Fee for each Series shall be paid to the Servicer pursuant to the procedures set forth in the applicable Supplement. The supplemental servicing fee (the "Supplemental Servicing Fee") for any period shall be equal to all Carrying Charges comprising payments due from the Servicer under Section 26.2 hereof.

      Section 26.2. The Servicer's expenses include, and the Servicer agrees to pay, the amounts due to the Trustee pursuant to Section 9.5 of the Indenture, plus the reasonable fees and disbursements of independent accountants in connection with reports furnished pursuant to Sections 24.4(h) and (i), plus all other fees, expenses and indemnities incurred by the Servicer or the Lessor in connection with the Servicer's activities hereunder or under the Related Documents. The Servicer, however, shall not be liable for any liabilities, costs or expenses of the Lessor, the Trustee or the Noteholders arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Lease or of the Related Documents; provided, however, the foregoing provisions of this sentence shall not affect the indemnification obligations of the Lessee under Section 15 of the Lease. In the event that the Servicer fails to pay any amount due to the Trustee pursuant to
Section 9.5 of the Base Indenture, the Trustee will be entitled to receive such amounts due from the Monthly Servicing Fee prior to payment thereof to the Servicer.

      SECTION 27. BANKRUPTCY PETITION AGAINST LESSOR. The Lessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Series of Notes, it will not institute against, or join any other Person in instituting against, the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Lessee (or any sublessee thereof) takes action in violation of this Section 27, the Lessor agrees, for the benefit of the Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Lessee against the Lessor or the commencement of such action and raise the defense that the Lessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 27 shall survive the termination of this Agreement.

      SECTION 28. SUBMISSION TO JURISDICTION. THE LESSOR, THE MASTER COLLATERAL AGENT AND THE TRUSTEE MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION, INCLUDING, WITHOUT LIMITATION, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, THE LESSEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. THE LESSEE HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, INC., 1633 BROADWAY, NEW YORK, NEW YORK 10019, TO RECEIVE FOR AND ON BEHALF OF THE LESSEE SERVICE OF PROCESS IN NEW YORK. THE LESSEE FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SAID COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO THE LESSEE AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW,
(I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. Nothing herein contained shall affect the right of the Lessor to serve process in any other manner permitted by law or preclude the Lessor, the Master Collateral Agent or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. THE LESSEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT LOCATED IN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      SECTION 29. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Lessee and all rights of the Lessor, the Master Collateral Agent or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

      SECTION 30. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      SECTION 31. NOTICES. All notices, requests and other communications to any party or signatory hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party or signatory, addressed to it, at its address or facsimile number set forth on the signature pages below, or at such other address or facsimile number as such party may hereafter specify for such purpose by notice (in accordance with this Section
31) to the other parties and signatories hereto. In each case, a copy of all notices, requests and other communications (other than any such notices, requests and other communications in the ordinary course of business) that are sent by any party or signatory hereunder shall be sent to the Trustee. Copies of notices, requests and other communications delivered to the Trustee pursuant to the foregoing sentence shall be sent to the following address:

                         BANKERS TRUST COMPANY
                         4 Albany Street
                         New York, New York  10006
                         Attention: Corporate Trust and
                                    Agency Group/Structured Finance
                         Telephone: (212) 250-6533
                         Facsimile: (212) 250-6439

Each such notice, request or communication shall be effective when received at the address specified below. Copies of all facsimile notices must be sent by first class mail promptly after such transmission by facsimile.

      SECTION 32. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

      SECTION 33. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

      SECTION 34. EFFECTIVENESS. This Agreement shall become effective on the Lease Commencement Date.

      IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               LESSOR:

                                    THRIFTY CAR RENTAL FINANCE CORPORATION


                                    By: /s/ Steven B. Hildebrand
                                       ----------------------------------
                                       Name: Steven B. Hildebrand
                                       Title: President

                                    Address:  5330 East 31st Street
                                              Suite 100
                                              Tulsa Oklahoma  74135
                                    Attention:  Steven B. Hildebrand
                                    Telephone:  (918) 669-2550
                                    Facsimile:  (918) 669-2301


                               LESSEE AND SERVICER:

                                    THRIFTY RENT-A-CAR SYSTEM, INC.


                                    By: /s/ Steven B. Hildebrand
                                       ----------------------------------
                                       Name: Steven B. Hildebrand
                                       Title: Vice President

                                    Address:  5330 East 31st Street
                                              Suite 100
                                              Tulsa Oklahoma  74135
                                    Attention:  Steven B. Hildebrand
                                    Telephone:  (918) 669-2267
                                    Facsimile:  (918) 669-2301

Acknowledged by:

MASTER COLLATERAL AGENT
  Bankers Trust Company


  By: /s/ Danielle R. Furey
     -------------------------------
     Name:  Danielle R. Furey
     Title: Assistant Treasurer

Address:  4 Albany Street, 10th Floor
          New York, New York  10006
Attention:  Corporate Trust Agency Group/
              Structured Finance
Telephone:  (212) 250-6533
Facsimile:  (212) 250-6439

                                                                         ANNEX A

                                      ANNEX

                                     to the

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                          Dated as of December 13, 1995

                                     between

                     THRIFTY CAR RENTAL FINANCE CORPORATION,
                                   as Lessor,

                                       and

                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                             as Lessee and Servicer

      1. Scope of Annex. This Annex A shall apply only to the acquisition, leasing and servicing of the Acquired Vehicles by Thrifty Finance pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, the "Operating Lease").

      2. General Agreement. With respect to the Acquired Vehicles, the Lessee and the Lessor each intend that the Base Lease, as supplemented by this Lease Annex, is an operating lease and that the relationship between the Lessor and the Lessee pursuant thereto and hereto shall always be only that of lessor and lessee, and the Lessee hereby declares, acknowledges and agrees that the Lessor has title to and is the owner of the Acquired Vehicles. The Lessee shall not acquire by virtue of the Lease any right, equity, title or interest in or to any Acquired Vehicles, except the right to use the same under the terms of the Operating Lease hereof. The parties agree that the Operating Lease is a "true lease" for all legal, accounting, tax and other purposes and agree to treat the Operating Lease, as it applies to the Acquired Vehicles, as an operating lease for all purposes, including tax, accounting and otherwise. The parties will file all federal, state and local tax returns and reports in a manner consistent with the preceding sentence.

      3. Operating Lease Commitment. (a) Upon the execution and delivery of this Operating Lease, the Lessor shall, subject to the terms and conditions of the Agreement, purchase from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date, all Acquired Vehicles identified in Vehicle Orders placed by the Lessee for a purchase price equal to the Initial Acquisition Cost thereof, and simultaneously therewith, the Lessor shall under the Operating Lease enter into operating leases with the Lessee with respect to such Vehicles; provided, that the aggregate Net Book Value of Acquired Vehicles leased hereunder on any date shall not exceed (a) the Maximum Lease Commitment, less (b) the Base Amount as of such date with respect to the Financing Lease.

      4. Lease Procedures. In connection with the Lease of any Acquired Vehicles to be leased on or after the Lease Commencement Date, to evidence the acquisition of such Acquired Vehicles by the Lessor, the Lessee shall deliver to the Lessor the following:

            (a) a Vehicle Order (including a Vehicle Acquisition Schedule) with respect to all Acquired Vehicles to be leased by the Lessor on the Lease Commencement Date;

            (b) UCC termination statements terminating, or UCC partial releases releasing, any security interests and other liens (other than Permitted Liens) in favor of any Person with respect to each Acquired Vehicle leased on the Lease

      Commencement Date and identified in such Vehicle Order, and any related Vehicle Disposition Programs;

            (c) with respect to the initial lease of Acquired Vehicles, a fully executed Assignment Agreement covering each Acquired Vehicle leased on the Lease Commencement Date or to be leased on any date thereafter, the related Vehicle Disposition Programs, and any other Master Collateral relating to such Vehicles.

      The Lessee hereby agrees that each such delivery of a Vehicle Order shall be deemed hereunder to constitute a representation and warranty by the Lessee, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition and leasing of the Vehicles identified in such Vehicle Order have been satisfied as of the date of such Vehicle Order.

      5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Operating Lease as it relates to each Acquired Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is 24 months from the Vehicle Lease Commencement Date. On the occurrence of such date for a Vehicle not previously disposed of, the Lessee shall, (a) on behalf of the Lessor, promptly dispose of such Vehicle in accordance with the terms hereof and in accordance with any instructions of the Lessor for such disposition, (b) in each case, provide that Disposition Proceeds be paid directly to the Master Collateral Account for the benefit of the Trustee and (c) pay to the Master Collateral Agent or the Trustee, in accordance with this Operating Lease, any other amounts unpaid and owing from the Lessee under the Lease in respect of such Vehicle.

      6. Lessee's Rights to Purchase Vehicles. The Lessee will have the option, exercisable with respect to any Acquired Vehicle during the Vehicle Term with respect to such Acquired Vehicle, to purchase any Vehicles leased under this Agreement at the Vehicle Purchase Price, in which event the Lessee will pay the Vehicle Purchase Price to the Master Collateral Agent on or before the Due Date next succeeding such purchase by the Lessee plus all accrued and unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Vehicle through the date of such purchase. The Lessor shall cause title to any such Vehicle to be transferred to the Lessee, and the Servicer shall cause the Master Collateral Agent to cause its lien to be removed from the certificate of title for such Vehicle, concurrently with or promptly after the Vehicle Purchase Price for such Vehicle (and any unpaid Monthly Base Rent and unpaid Monthly Variable Rent) is paid by the Lessee to the Master Collateral Agent.

      7. Vehicle Disposition. The Lessor and the Lessee agree that, with respect to Acquired Vehicles, the Lessee shall use its commercially reasonable efforts to deliver each Program Vehicle for sale at Auction or to return each Program Vehicle to the related Manufacturer (a) not prior to the end of the Minimum Term for such Vehicle, and (b) not later than the end of the Maximum Term for such Vehicle; provided, however, if for any reason, the Lessee fails to deliver such a Program Vehicle to the applicable Manufacturer for repurchase by the Manufacturer or to an Auction for sale, in each case in accordance with the applicable Vehicle Disposition Program, during the time period between the expiration of the Minimum Term and the expiration of the Maximum Term, the Lessee shall be obligated to sell or otherwise dispose of such Program Vehicle and pay a Late Return Payment with respect thereto, in each case as provided in
Section 13 of the Base Lease. The Lessee shall, with respect to Acquired Vehicles, pay the equivalent of the Rent for the Minimum Term for Program Vehicles returned before the Minimum Term, regardless of actual usage, unless such a Program Vehicle is a Casualty, which will be handled in accordance with
Section 7 of the Base Lease. All Disposition Proceeds, Repurchase Payments and Guaranteed Payments due from the disposition of Program Vehicles pursuant to this Section shall be due and payable to the Lessor. The Lessor and the Lessee agree, with respect to Acquired Vehicles, that the Lessee shall use its commercially reasonable efforts to dispose of each Non-Program Vehicle (a) in a manner most likely to maximize proceeds from such disposition and consistent with industry practice and (b) within twenty-four (24) months after the date of the original new vehicle dealer invoice for such Vehicle. All Disposition Proceeds due from the disposition of Non-Program Vehicles pursuant to this Section shall be due and payable to the Lessor.

      8. Lessor's Right to Cause Vehicles to be Sold. Notwithstanding anything to the contrary contained in the Agreement, the Lessor shall have the right, at any time after the date thirty (30) days prior to the expiration of the Maximum Term for any Program Vehicle leased under this Annex A, to require that the Lessee deliver such Program Vehicle to the Manufacturer for repurchase or, as applicable, to the designated Auction for sale, or exercise commercially reasonable efforts to arrange for the sale of such Program Vehicle to a third party for a price greater than the Net Book Value thereof, in which event the Lessee shall, prior to the expiration of such Maximum Term, deliver such Vehicle to its Manufacturer or the designated Auction or arrange for the sale of such Program Vehicle to a third party for a price greater than the Net Book Value (or purchase the Program Vehicle itself from the Lessor for the Vehicle Purchase Price). If a sale of the Program Vehicle is arranged by the Lessee prior to the expiration of such Maximum Term, then the Lessee shall deliver the Program Vehicle to the purchaser thereof, the Lien of the Master Collateral Agent on the Certificate of Title of such Program Vehicle shall be released, and the Lessee shall cause to be delivered to the Lessor the funds paid for such Program Vehicle by the purchaser. If the Lessee is unable to arrange for a sale of the Program Vehicle prior to the expiration of such Maximum Term, then the Lessee shall cease attempting to arrange for such a sale and shall return such Program Vehicle to the applicable Manufacturer or tender such Program Vehicle for Auction or purchase such Vehicle as herein provided. In no event may any Program Vehicle be sold pursuant to this paragraph 8 (other than pursuant to a Vehicle Disposition Program) unless the funds to be paid to the Lessor arising out of such sale exceed the Net Book Value of such Vehicle less reasonably predictable Excess Mileage charges, Excess Damage Charges and other similar charges imposed by the Manufacturer.

      9. Calculation of Rent. Rent shall be due and payable on a monthly basis as set forth in this paragraph 9:

            "Monthly Base Rent", with respect to each Due Date and each Acquired Vehicle leased under the Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

            "Monthly Variable Rent", with respect to each Due Date and each Acquired Vehicle leased under the Lease on any day during the Related Month, shall equal the sum, without double counting, of (a) the product of
      (i) an amount equal to the Net Book Value of such Acquired Vehicle on the first day contained within both the Related Month and the Vehicle Term with respect to such Vehicle multiplied by the VFR for the Interest Period ending on the next succeeding Payment Date and (ii) the quotient obtained by dividing (A) the number of days contained within both the Related Month and the Vehicle Term with respect to such Acquired Vehicle by (B) the total number of days in the Related Month, plus (b) the product of (i) an amount equal to all Carrying Charges for the Related Month, and (ii) the quotient obtained by dividing the Net Book Value of such Acquired Vehicle as of the first day of the Related Month by the Net Book Value of all Vehicles leased under the Lease as of the first day of the Related Month.

            "Rent" means Monthly Base Rent plus Monthly Variable Rent.

      10. Payment of Rent and Other Payments.

            (a) Monthly Base Rent. On each Due Date, the Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased under the Operating Lease on any day during the Related Month;

            (b) Monthly Variable Rent. On each Due Date, the Lessee shall pay to the Lessor the Monthly Variable Rents that have accrued during the Related Month with respect to all Vehicles that were leased under the Operating Lease on any day during the Related Month;

            (c) Termination Payments, Casualty Payments and Late Return Payments. On each Due Date, the Lessee shall pay to the Lessor all Termination Payments, Casualty Payments and Late Return Payments as provided in Section 5.4 of the Base Lease; and

            (d) Certain Other Payments. The Lessee shall cause all Disposition Proceeds, Repurchase Payments, Guaranteed Payments and Incentive Payments payable in respect of Acquired Vehicles to be paid directly to the Master Collateral Agent for the benefit of the Trustee. The Servicer and the Lessee each agree that in the event that the Servicer or the Lessee shall receive directly any such payment, including cash, securities, obligations or other property, the Servicer or the Lessee, as the case may be, shall accept the same as the Master Collateral Agent's agent and shall hold the same in trust on behalf of and for the benefit of the Master Collateral Agent, and shall deposit the same, within two (2) Business Days after receipt thereof, into the Master Collateral Account in the same form received, with the endorsement of the Servicer or the Lessee, as the case may be, when necessary or appropriate.

      11. Net Lease. THE OPERATING LEASE SHALL BE A NET LEASE, AND THE LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of the Lessee to reject Vehicles pursuant to Section 2.2 of the Base Lease) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in or any Lien on title to the

Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Lessee, the Lessor or any other Person, or any action taken with respect to the Operating Lease by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor; (viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of the Operating Lease or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by the Lessee or otherwise; (x) any insurance premiums payable by the Lessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. The Operating Lease shall be noncancelable by the Lessee and, except as expressly provided herein, the Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender the Operating Lease, or to any diminution or reduction of Rent payable by the Lessee hereunder. All payments by the Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever the Operating Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, the Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of the Operating Lease as if it had not been terminated in whole or in part. All covenants and agreements of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

      12. Liens. Except for Permitted Liens, the Lessee shall keep all Vehicles leased by it free of all Liens arising during the Term. Upon the Vehicle Lease Expiration Date for each Vehicle leased hereunder, the Lessor may, in its discretion, remove any such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including attorneys' fees and costs, will be paid by the Lessee upon demand by the Lessor. The Lessor may grant security interests in the Vehicles without consent of the Lessee; provided, however, that if any such Liens would interfere with the rights of the Lessee under the Operating Lease or any sublessee of the Lessee, the Lessor must obtain the prior written consent of the Lessee. The Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Indenture and the Related Documents does not interfere with the rights of the Lessee under the Operating Lease.

      13. Non-Disturbance. So long as the Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Vehicles will not be disturbed during the Term subject, however, to paragraph 8 of Annex A to the Lease and except that the Lessor, the Master Collateral Agent and the Trustee each retains the right, but not the duty, to inspect the Vehicles without disturbing the ordinary conduct of the Lessee's business. Upon the request of the Lessor, the Master Collateral Agent or the Trustee, from time to time, the Lessee will make reasonable efforts to confirm to the Lessor, the Master Collateral Agent and the Trustee the location, mileage and condition of each Vehicle and to make available for the Lessor's, the Master Collateral Agent's or the Trustee's inspection within a reasonable time period, not to exceed forty-five (45) days, the Vehicles at the location where the Vehicles are normally domiciled. Further, the Lessee (and each Franchisee) will, during normal business hours and with a notice of three (3) Business Days, make its records pertaining to the Vehicles available to the Lessor, the Master Collateral Agent or the Trustee for inspection at the location where the Lessee's (and each Franchisee's) records are normally domiciled.

      14. Certain Risks of Loss Borne by Lessee. Upon delivery of each Vehicle to the Lessee, as between the Lessor and the Lessee, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition and all other risks and liabilities with respect to such Vehicle, including personal injury or death and property damage, arising with respect to any Vehicle due to the manufacturer, purchase, acceptance, rejection, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair or storage of such Vehicle, howsoever arising.

      15. Title. This is an agreement to lease only, and title to the Acquired Vehicles will at all times remain in the Lessor's name. The Lessee will not have any rights or interest in such Vehicles whatsoever other than the rights of possession and use and the right to sublease such Vehicles as provided by this Agreement. In addition, the Lessee, by its execution hereof, acknowledges and agrees that (i) the Lessor is the sole owner and holder of all right, title and interest in and to the Vehicle Disposition Programs as they relate to the Vehicles leased hereunder and (ii) the Lessee has no right, title or interest in any Vehicle Disposition Program as it relates to any Vehicle leased hereunder. To confirm the foregoing, the Lessee, by its execution hereof, hereby assigns and transfers to the Lessor any rights that the Lessee may have in respect of any Vehicle Disposition Programs as they relate to the Vehicles leased hereunder.

                                      * * *

                                                                         ANNEX B

                                      ANNEX

                                     to the

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                          Dated as of December 13, 1995

                                     between

                     THRIFTY CAR RENTAL FINANCE CORPORATION,
                                   as Lessor,

                                       and

                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                             as Lessee and Servicer

      1. Scope of Annex. This Annex B shall apply only to the acquisition or financing, leasing and servicing of the Financed Vehicles by Thrifty Finance pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, the "Financing Lease").

      2. General Agreement. With respect to the Financed Vehicles, the Lessee and the Lessor each intend that the Base Lease, as supplemented by this Lease Annex, constitute a financing arrangement and that the relationship between the Lessor and the Lessee pursuant thereto and hereto shall always be only that of lessor and lessee, and the Lessor hereby declares, acknowledges and agrees that the ownership of the Financed Vehicles rests solely with the Lessee subject to the security interest granted hereunder to the Lessor.

      3. Financing Lease Commitment. Subject to the terms and conditions of the Financing Lease, upon execution and delivery of the Financing Lease, the Lessor shall (i) on the Lease Commencement Date purchase from the Lessee the Existing Fleet for a purchase price equal to the aggregate Net Book Value thereof, and
(ii) from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date purchase all other Financed Vehicles identified in Vehicle Orders placed by the Lessee for a purchase price equal to the Initial Acquisition Cost thereof, and in each case simultaneously therewith enter into this Financing Lease with the Lessee with respect to the Existing Fleet and other Financed Vehicles, as the case may be; provided, that the aggregate outstanding Base Amount of the Financing Lease shall not on any date exceed (a) the Maximum Lease Commitment, less (b) the sum of (x) the sum of the Net Book Values of Acquired Vehicles leased under the Operating Lease on such date, each such Net Book Value calculated as of the first day contained within both the calendar month in which such date of determination occurs and the Vehicle Term for the related Acquired Vehicle, plus (y) accrued and unpaid Monthly Base Rent under the Operating Lease as of such date.

      4. Lease Procedures.

            (a) Initial Lease. In connection with the Lease of the Existing Fleet and any other Financed Vehicles to be leased on the Lease Commencement Date, to evidence the refinancing of the Vehicles in the Existing Fleet and the acquisition and financing of such other Financed Vehicles by the Lessor on the Lease Commencement Date and the conveyance on such date of a security interest in such Financed Vehicles to the Master Collateral Agent, the Lessee shall deliver to the Lessor on or prior to the Lease Commencement Date the following:

                  (i) a schedule concerning the Existing Fleet as specified in
            Section 2.1 of the Base Lease, in the case of all Vehicles in the Existing Fleet, or a Vehicle Order (including a Vehicle Acquisition Schedule) with respect to all other Financed Vehicles to be leased by the Lessor on the Lease Commencement Date;

                  (ii) a report of the results of a search of the appropriate records of the county and state in which the Existing Fleet are located and the county and state in which the Lessee's principal office is located, which shall show no liens or other security interests (other than Permitted Liens and the lien of Chrysler Credit Corporation in the Existing Fleet) with respect to such Vehicles or, in the event that such search reveals any such non-permitted Lien or security interest, there shall be delivered to the Trustee a termination of such Lien or security interest as provided below;

                  (iii) confirmation from each lender holding a security
            interest in any Vehicle in the Existing Fleet stating unconditionally (A) that, if any sums are to be paid to such lender in connection with the lease of the Existing Fleet, such lender has been paid the full amount due to it in connection with such refinancing and (B) that any lien or security interest of such lender in such Vehicle has been released;

                  (iv) UCC termination statements terminating, or UCC partial releases releasing, any security interests and other liens (other than Permitted Liens and the lien of Chrysler Credit Corporation in the Existing Fleet) in favor of any Person with respect to each Vehicle in the Existing Fleet identified in such schedule and any related Vehicle Disposition Programs;

                  (v) a fully executed Assignment Agreement covering each
            Vehicle in the Existing Fleet and each other Financed Vehicle leased on the Lease Commencement Date or leased on any date thereafter under the Lease, the related Vehicle Disposition Programs, and any other Master Collateral relating to such Vehicles; and

                  (vi) an Officer's Certificate stating that all the conditions precedent under the Lease to the leasing of such Vehicles on the Lease Commencement Date have been satisfied.

            (b) Subsequent Leases. In connection with each Lease of a Financed Vehicle after the Lease Commencement Date, to evidence the acquisition or financing of such Financed Vehicle by the Lessor and the conveyance of a security interest in such Financed Vehicles to the Master Collateral Agent, the Lessee shall deliver to the Lessor a Vehicle Order (including a Vehicle Acquisition Schedule) with respect to all Financed Vehicles to be leased by the Lessor on the date specified therein. The Lessee hereby agrees that each such delivery of a Vehicle Order shall be deemed hereunder to constitute a representation and warranty by the Lessee, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition or financing and leasing of the Vehicles identified in such Vehicle Order have been satisfied as of the date of such Vehicle Order.

      5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Financing Lease as it relates to each Financed Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is 60 months from the Vehicle Lease Commencement Date. On the occurrence of such date, the Lessee shall pay to the Master Collateral Agent or the Trustee, in accordance with this Financing Lease, any amounts unpaid and owing under the Lease in respect of such Vehicle.

      6. Calculation of Rent and Monthly Supplemental Payment. Rent and the Monthly Supplemental Payment shall be due and payable on a monthly basis as set forth in this paragraph 6:

            "Monthly Base Rent", with respect to each Due Date and each Financed Vehicle leased under the Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

            "Monthly Finance Rent", with respect to each Due Date and each Financed Vehicle leased under the Lease on any day during the Related Month, shall equal the sum, without double counting, of (a) the product of
      (i) an amount equal to the Net Book Value of such Financed Vehicle on the first day contained within both the Related Month and the Vehicle Term with respect to such Vehicle multiplied by the VFR for the Interest Period ending on the next succeeding Payment date and (ii) the quotient obtained by dividing (A) the number of days contained within both the Related Month and the Vehicle Term with respect to such Financed Vehicle by (B) the total number of days in the Related Month, plus (b) the product of (i) an amount equal to all Carrying Charges for the Related Month, and (ii) the quotient obtained by dividing the Net Book Value of such Financed Vehicle as of the first day of the Related Month by the Net

      Book Value of all Vehicles leased under the Lease as of the first day of the Related Month.

            "Monthly Supplemental Payment" with respect to each Due Date and each Financed Vehicle shall be an amount equal to (a) the sum of, as applicable, (i) the aggregate amount of any Guaranteed Payment, Repurchase Payment, Disposition Proceeds and Incentive Payments received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) during the Related Month with respect to such Vehicle, (ii) the amount of any unpaid Guaranteed Payment or unpaid Repurchase Payment with respect to such Vehicle becoming a Delinquent Guaranteed Payment or Delinquent Repurchase Payment, as the case may be, during the Related Month, (iii) the amount of any Disposition Proceeds with respect to such Vehicle becoming Delinquent Disposition Proceeds during the Related Month, (iv) the amount of any unpaid Incentive Payments with respect to such Vehicle becoming Delinquent Incentive Payments during the Related Month, (v) if such Vehicle becomes a Casualty or ceases to be an Eligible Vehicle (other than as a result of the sale or other disposition thereof), in each case during the Related Month, the Net Book Value of such Vehicle calculated as of the first day of the Related Month, and (vi) if such Vehicle was returned to its Manufacturer for repurchase or sold to any Person or otherwise disposed of, in each case during the Related Month, the excess, if any, of (A) the Net Book Value of such Vehicle, calculated as of the applicable Vehicle Lease Expiration Date, over (B) the sum of all amounts (other than Incentive Payments) payable in respect of such Vehicle pursuant to clause
      (i) above, less (b) the excess, if any, of (i) the aggregate amount of Disposition Proceeds from the sale or other disposition of such Vehicle (other than pursuant to an Eligible Vehicle Disposition Program) received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) during such Related Month over (ii) the Net Book Value of such Vehicle, calculated as of the applicable Vehicle Lease Expiration Date.

            "Rent" means Monthly Base Rent plus Monthly Finance Rent.

      7. Payment of Rent and Other Payments. (a) On each Due Date:

            (i) Monthly Base Rent. The Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased under the Finance Lease on any day during the Related Month; provided, however, that in the event that delinquent payments of Guaranteed Payments, Repurchase Payments, Disposition Proceeds and/or Incentive Payments are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) during the Related Month, such payments may be netted against the Monthly Base Rents to be paid on such Due Date to the extent (but only to the extent) that Monthly Base Rent has already been received by any of such Persons in respect of such delinquent payment obligations pursuant to any or all of clauses (a)(ii), (iii) and (iv) of the definition of Monthly Supplemental Payment set forth in this Annex B;

            (ii) Monthly Finance Rent. The Lessee shall pay to the Lessor the Monthly Finance Rents that have accrued during the Related Month with respect to all Vehicles that were leased under the Finance Lease on any day during the Related Month.

            (iii) Monthly Supplemental Payments. The Lessee shall pay to the Lessor the Monthly Supplemental Payments that have accrued during the Related Month with respect to all Vehicles that were leased under the Finance Lease on any day during the Related Month; provided, however, that in the event that the Monthly Supplemental Payment accrued during a Related Month is a negative dollar amount, such amount may be netted against other payments to be paid on such Due Date pursuant to this paragraph 7.

      (b) On the expiration of the term of the Lease with respect to a Financed Vehicle, any remaining Base Amount, plus all other amounts payable by the Lessee under the Financing Lease with respect to such Vehicle shall be immediately due and payable.

      (c) The Lessee may from time to time prepay the Base Amount of the Financing Lease with respect to a Financed Vehicle, in whole or in part, on any date, provided that the Lessee shall give the Lessor and the Trustee not less than one (1) Business Day's prior notice of any prepayment, specifying the date and amount of such prepayment, and the Financed Vehicles to which such prepayment relates.

      8. Risk of Loss Borne by Lessee. Upon delivery of each Vehicle to the Lessee, as between the Lessor and the Lessee, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to any Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair, storage, sale, return or other disposition of such Vehicle, howsoever arising.

      9. Mandatory Repurchase of Texas Vehicles. Prior to the Vehicle Lease Expiration Date with respect to each Texas Vehicle (other than a Vehicle Lease Expiration Date arising in connection with the purchase of such Texas Vehicle pursuant to this paragraph 9) and, in the case of each Texas Vehicle which is a Program Vehicle, prior to the expiration of the Maximum Term applicable thereto (unless such Vehicle has been redesignated as a Non-Program Vehicle in accordance with Section 14 of the Base Lease), the Lessee shall purchase such Texas Vehicle (including any such Vehicle which has become a Casualty) at a purchase price equal to the Net Book Value of such Vehicle calculated as of the date of purchase (or, in the case of a Casualty, at a purchase price equal to the Monthly Supplemental Payments accruing in respect of such Casualty during the Related Month in which such Vehicle became a Casualty), which shall be payable to the Master Collateral Agent (together with all accrued and unpaid Rent and other payments due and payable on such Due Date with respect to such Texas Vehicle through the date of such purchase) on or prior to the Due Date next succeeding such purchase by the Lessee. The Lessor shall cause title to each Texas Vehicle to be transferred to the Lessee, and the Servicer shall cause the Master Collateral Agent to cause its lien to be removed from the Certificate of Title for such Vehicle, concurrently with or promptly after such purchase price for such Texas Vehicle (and any such unpaid Rent and payments) is paid by the Lessee to the Master Collateral Agent. Notwithstanding anything to the contrary in this Agreement, no Texas Vehicle may be sold or otherwise disposed of (other than pursuant to Section 17.3 of the Base Lease), including at Auction or by return to its Manufacturer pursuant to a Vehicle Disposition Program, prior to its purchase by the Lessee pursuant to and in accordance with this paragraph 9.

                                      * * *

      IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               LESSOR:

                                    THRIFTY CAR RENTAL FINANCE CORPORATION


                                    By: /s/ Steven B. Hildebrand
                                       ----------------------------------
                                       Name: Steven B. Hildebrand
                                       Title: President

                                    Address:  5330 East 31st Street
                                              Suite 100
                                              Tulsa Oklahoma  74135
                                    Attention:  Steven B. Hildebrand
                                    Telephone:  (918) 669-2550
                                    Facsimile:  (918) 669-2301


                               LESSEE AND SERVICER:

                                    THRIFTY RENT-A-CAR SYSTEM, INC.


                                    By: /s/ Steven B. Hildebrand
                                       ----------------------------------
                                       Name: Steven B. Hildebrand
                                       Title: Executive Vice President

                                    Address:  5330 East 31st Street
                                              Suite 100
                                              Tulsa Oklahoma  74135
                                    Attention:  Steven B. Hildebrand
                                    Telephone:  (918) 669-2267
                                    Facsimile:  (918) 669-2301

                                                                      Schedule 1

                                Litigation Claims

                                   SCHEDULE 1
              to Master Motor Vehicle Lease and Services Agreement

1. APCO Enterprises, Inc. v. Thrifty Rent-A-Car System, Inc., Case No. 95-C-691-E, U.S. District Court for the Northern District of Oklahoma

2. David Zimomra, et al. v. Alamo, et al, Case No. 94-S-2148, U.S. District Court for the District of Colorado

3. Fogerty v. Exxon Corporation, Thrifty Rent-A-Car System, Inc., et al, Case No. 648521, Superior Court, State of California

4. Rodolfo Browne v. KAM Cars dba Thrifty Car Rental, Case No. 95-0228, U.S. District Court, Southern District of Florida

5. Thrifty Rent-A-Car System, Inc. v. Wakely Enterprises, Inc., Patrick Wakely and T. Helland Wakely, Case No. 95 C 686B, U.S. District Court for the Northern District of Oklahoma

6. Thrifty Rent-A-Car System, Inc., et al. and AFL-CIO, Case No. 6-CA-26998, Before the Nation Labor Relations Board, Region Six

7. Thrifty Canada, Ltd. v. Lakeside Management Group Limited, Lakeside Management Holdings Ltd., Donald Keats, Bruce Keats and Gerald White, in Winnipeg, Manitoba, Canada

8.    MCAIC in Receivership

9. All matters which are recorded as accrual, reserve or obligation on the books of Thrifty Rent-A-Car System, Inc. and its subsidiaries

10. Thrifty Rent-A-Car System, Inc., v. CRS Leasing, Inc., et al, Case No. 95 C 703C, U.S. District Court for the Northern District of Oklahoma

11. CRS Leasing v. Thrifty Rent-A-Car System, Inc., Case No. 95 CVS 7331, General Court of Justice Superior Court Division

12. Thrifty Rent-A-Car System, Inc., v. John Walden Company, et al, Case No. 94-cv-1036-H, U.S. District Court, Northern District of Oklahoma

13. Thrifty Rent-A-Car System, Inc., v. Newco Corporation and Allan G. Holms, Case No. 95 C 265H, U.S. District Court for the Northern District of Oklahoma

14. Thrifty Rent-A-Car System, Inc. v. Michael E. Erbaugh, Inc., et al, Case No. 95-C-233-K, U.S. District Court for the Northern District of Oklahoma

15.   Gateway Rentals, Inc. matter

                                                                      Schedule 2

                                  Pension Plans

                                   SCHEDULE 2
              to Master Motor Vehicle lease and Services Agreement

1. Deferred Contribution Plan pursuant to Section 401(k) of the Internal Revenue code

2.    Non-qualified Deferred Compensation Plan

                                   SCHEDULE 3
              to Master Motor Vehicle Lease and Services Agreement

1.    Chief Executive Office and Principal Place of Business:

            Thrifty Rent-A-Car System, Inc.
            5330 East 31st Street
            Tulsa, Oklahoma 74153

2.    Records Locations:

            Space Center III (Records Center Warehouse)
            7081 East 38th Street
            Tulsa, Oklahoma 74145

            Storage Plus by 5R, Inc. (Records Storage Third Party) 5152 South 95th East Avenue
            Tulsa, Oklahoma 74145

            BMI Media Storage Security (Computer Tape Back-up Storage) 6929 South Lewis
            Tulsa, Oklahoma 74136

3.    Legal Name:

            Thrifty Rent-A-Car System, Inc.

4.    Names under which business is conducted:

            Thrifty Rent-A-Car
            Thrifty Car Rental
            Thrifty (used also with subtitles; i.e., car rental, truck rental, parking, airport parking, used car sales and leasing)
            Montgomery Ward Car Rental

5.    States in which business is conducted:

            Each of the 50 states from time to time

                                                                      Schedule 4

                                      Liens